                            SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934



Filed by the Registrant [x]
Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to (section mark)240.14a-11(c) or
      (section mark)240.14a-12


                                 Genesco Inc.
                (Name of Registrant as Specified In Its Charter)

                                 Genesco Inc.
                   (Name of Person(s) Filing Proxy Statement)


PAYMENT OF FILING FEE (Check the appropriate box):

[x]   $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1), or 14a-6(j)(2).
[ ]   $500 per each party to the controversy pursuant to Exchange Act
      Rule 14a-(6)(i)(3).
[ ]   Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

      1)  Title of each class of securities to which transaction applies:

      2)  Aggregate number of securities to which transaction applies:

      3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11: (1)

      4)  Proposed maximum aggregate value of transaction:

      5)  Total fee paid:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.

[ ] Check box if any part of the fee is offset as provided by Exchange
    Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

    1)  Amount Previously Paid:

    2)  Form, Schedule or Registration Statement No.:

    3)  Filing Party:

    4)  Date Filed:

GENESCO
(Genesco logo)

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

The annual meeting of shareholders of Genesco Inc. will be held at the Company's executive offices, Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee, on Wednesday, June 26, 1996 at 10:00 a.m. for the purposes of:

     1. electing nine directors;

     2. approving the appointment of Price Waterhouse as independent accountants for the Company for the fiscal year ending January 31, 1997;

     3. approving the Genesco 1996 Stock Incentive Plan; and

     4. transacting such other business as may properly come before the meeting.

Shareholders of record at the close of business on April 29, 1996 will be entitled to vote at the meeting.

By order of the board of directors.

/s/ Roger G. Sisson

Roger G. Sisson
Secretary

May 15, 1996

                                    IMPORTANT
IT IS IMPORTANT THAT YOUR SHARES BE REPRESENTED AT THE MEETING. PLEASE SIGN, DATE AND RETURN THE ENCLOSED PROXY PROMPTLY IN ORDER THAT YOUR SHARES WILL BE VOTED. A RETURN ENVELOPE WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES IS ENCLOSED FOR YOUR CONVENIENCE.

GENESCO
(Genesco logo)

                                PROXY STATEMENT
                       FOR ANNUAL MEETING OF SHAREHOLDERS
                            WEDNESDAY, JUNE 26, 1996

This proxy statement is furnished in connection with the solicitation of proxies by the board of directors of Genesco Inc. ("Genesco" or the "Company") to be voted at the annual meeting of shareholders to be held at the offices of the Company, beginning at 10:00 a.m. on Wednesday, June 26, 1996, and at any adjournments thereof, for the purposes set forth in the accompanying notice. This proxy material was first mailed to shareholders on or about May 15, 1996.

The Company will pay the cost of solicitation. In addition to this solicitation by mail, proxies may be solicited by officers, directors and regular employees of the Company, without extra compensation, personally and by mail, telephone or telegraph. The Company has retained the firm of Georgeson & Co. Inc. to aid in the solicitation of proxies, for which the Company will pay a fee of $8,000. Brokers, nominees, fiduciaries and other custodians will be requested to forward soliciting material to the beneficial owners of shares and will be reimbursed for their expenses.

All valid proxies which are received will be voted in accordance with the recommendations of the board of directors, unless otherwise specified thereon. A shareholder may revoke a proxy before the proxy is voted at the annual meeting by giving written notice of revocation to the secretary of the Company, by executing and delivering a later-dated proxy or by attending the annual meeting and voting his or her shares in person.

The board of directors is not aware of any matter to be submitted for consideration at the annual meeting other than those set forth in the accompanying notice. If any other matter properly comes before the meeting for action, persons named as proxies will vote on it in accordance with their best judgment.

The Company's executive offices are located at Genesco Park, 1415 Murfreesboro Road, Nashville, Tennessee 37217.

                               VOTING SECURITIES

The various classes of voting preferred stock and the common stock will vote together as a single group at the annual meeting.

As of April 29, 1996, the record date for determination of shareholders entitled to notice of and to vote at the annual meeting, the number of voting shares outstanding and the number of votes entitled to be cast were as follows:

CLASS OF                                            NO. OF      VOTES PER      TOTAL
STOCK                                               SHARES        SHARE        VOTES
Subordinated Serial Preferred Stock:
$2.30 Series 1                                        37,233        1            37,233
$4.75 Series 3                                        19,632        2            39,264
$4.75 Series 4                                        16,412        1            16,412
$1.50 Subordinated Cumulative
  Preferred Stock                                     30,017        1            30,017
Employees' Subordinated Convertible Preferred
  Stock                                               80,313        1            80,313
Common Stock                                      24,423,172        1        24,423,172

A majority of the votes entitled to be cast on a matter constitutes a quorum for action on that matter. Once a share is represented at a meeting, it is deemed present for quorum purposes for the remainder of the meeting. A plurality of the votes cast is necessary for the election of directors. The affirmative vote of a majority of the total votes cast either for or in opposition to the appointment of auditors is necessary to approve it. Abstentions and shares represented at the meeting but not voted on a particular matter due to a broker's lack of discretionary voting power (a "broker non-vote") are counted for quorum purposes but are not counted as votes cast for or against the election of directors or the appointment of auditors and thus will not affect the outcome of the vote on either such matter, except to reduce the number of favorable votes required. Approval of the 1996 Stock Incentive Plan will require the approval of the holders of shares having a majority of the voting power of all shares present, or represented, and entitled to vote at the meeting. For this purpose, absentions will have the effect of a vote against the 1996 Stock Incentive Plan, but broker non-votes will have no effect on the outcome of the vote, except to reduce the number of favorable votes required.

The election of directors, the appointment of auditors and the approval of the 1996 Stock Incentive Plan are routine matters as to which, under applicable New York Stock Exchange rules, a broker will have discretionary authority to vote if instructions are not received from the client at least 10 days prior to the annual meeting.

                             ELECTION OF DIRECTORS

Nine directors are to be elected by shareholders to hold office until the next annual meeting of shareholders and until their successors are elected and qualify. All nominees except one are presently serving as directors, and all have consented to serve if re-elected. The shares represented by the proxies which are received will be voted FOR the election of the following nominees, unless specified otherwise. If any nominee becomes unable or unwilling to serve prior to the annual meeting, the board of directors will reduce the number of directors comprising the board, pursuant to the Company's bylaws, or the proxies will be voted for a substitute nominee recommended by the board of directors.

INFORMATION CONCERNING NOMINEES

The name, age and principal occupation of each of the nominees and certain information regarding his business experience are set forth below:

DAVID M. CHAMBERLAIN, 52, CHAIRMAN, PRESIDENT AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Chamberlain became president and chief executive officer of the Company in October 1994 and was named chairman in February 1995. He has been a partner in Consumer Focus Partners, a San Francisco venture capital firm, since May 1994 and worked there full-time from that date until he assumed the presidency of Genesco. He was employed by Shaklee Corporation, a manufacturer and marketer of consumer products, in 1983 as president and chief operating officer, was elected a director in 1983 and served as chief executive officer from 1985 until 1993 and chairman from 1989 until May 1994. Prior to 1983 he was senior vice president and group executive of Nabisco Brands Ltd., Canada. He has been a director of Genesco since 1989 and is a director of Mrs. Fields Cookie Company, Inc., Wild Oats Markets, Inc., Custom Collection Inc. and Van Camp Seafood Company, Inc. He also serves as vice chairman of the San Francisco Opera.

W. LIPSCOMB DAVIS, JR., 64, PARTNER, HILLSBORO ENTERPRISES. Mr. Davis has been a principal of Hillsboro Enterprises, an investment partnership, and of its corporate predecessor since 1960. He has been a director of Genesco since

1988. He is also a director of American General Corp., Sun Trust Bank Nashville, N.A. and Thomas Nelson, Inc.

JOHN DIEBOLD, 69, CHAIRMAN, THE JD CONSULTING GROUP, INC. Mr. Diebold is chairman of The JD Consulting Group, Inc., a management consulting firm which he founded in 1954. He has been a director of Genesco since 1969. He is also chairman of The Diebold Institute for Public Policy Studies, Inc., a foundation, as well as trustee of a number of universities, public policy groups and scientific institutions.

RICHARD H. EVANS, 51, EXECUTIVE VICE PRESIDENT AND CHIEF OPERATING OFFICER, GAYLORD ENTERTAINMENT COMPANY. Mr. Evans has been executive vice president and chief operating officer of Gaylord Entertainment Company, a diversified entertainment and communications company, since 1993. From 1992 to 1993, he served as president and chief executive officer of Dorna USA, a subsidiary of a major Spanish sports marketing firm. He had previously served as president and chief executive officer of Madison Square Garden Corporation from 1986 to 1991 and as president and chief executive officer of Radio City Music Hall Productions, Inc. Mr. Evans joined the Company's board in April 1996.

HARRY D. GARBER, 67, DIRECTOR. Mr. Garber served as chairman of Genesco from February 1994 through January 1995, having been a director of the Company since 1976. He was employed by The Equitable Life Assurance Society of the United States, a major provider of life insurance, health insurance and annuities, from 1950 until June 1993 and served as its vice chairman from 1984 until his retirement. He also serves on the board of directors of the MBL Life Assurance Corporation and Howard University.

JOEL C. GORDON, 67, CHAIRMAN, THE GORDON GROUP. Mr. Gordon was chairman of the board of Surgical Care Affiliates, Inc., an owner and operator of freestanding outpatient surgical centers, from its founding in 1982 until 1995 and served as its chief executive officer from 1987 until 1995. Mr. Gordon was a founder and served as president and vice-chairman of the board of General Care Corp., an owner and operator of general acute care hospitals, from 1969 until it was sold to Hospital Corporation of America in 1980. He has been a director of Genesco since 1992. Mr. Gordon is also a director of Sun Trust Bank, Nashville N.A. HealthSouth Corporation and Healthwise of America, Inc.

KATHLEEN MASON, 46, PRESIDENT AND CHIEF EXECUTIVE OFFICER, CHERRY & WEBB. Ms. Mason has been employed by Cherry & Webb, a women's apparel specialty retail chain, since 1987, as executive vice president, then, since 1992, as president and chief executive officer. Her previous business experience includes senior management positions with May Company, The Limited and the Mervyn's Stores division of Dayton-Hudson Corp. She has been nominated for election to Genesco's board for the first time at the annual meeting.

WILLIAM A. WILLIAMSON, JR., 60, PRIVATE INVESTOR. Mr. Williamson was employed from 1958 to 1992 by Durr-Fillauer Medical, Inc., a distributor of pharmaceuticals, drug store sundries and medical, surgical and veterinary products, and was elected chief executive officer of that company in 1974 and named as its chairman in 1981. He has been a director of Genesco since 1989. Mr. Williamson is also a director of Dunn Investment Company.

WILLIAM S. WIRE II, 64, RETIRED CHAIRMAN AND CHIEF EXECUTIVE OFFICER OF GENESCO. Mr. Wire joined the Company in 1962, was elected a vice president in 1971, senior vice president-finance in 1984 and vice chairman and a director in 1985. He was elected president and chairman in 1986, served as chief executive officer from 1986 until January 31, 1993 and retired as chairman on January 31, 1994. Mr. Wire is also a director of First American Corporation, First American National Bank and Dollar General Corporation.

BOARD COMMITTEES AND MEETINGS

The board of directors met eleven times during the fiscal year ended January 31, 1996 ("Fiscal 1996"). No director was present at fewer than 75% of the total number of meetings of the board of directors and the committees of the board on which he served during Fiscal 1996. A description of each board committee and its membership follows.

AUDIT COMMITTEE

     Members: Joel C. Gordon (chairman), W. Lipscomb Davis, Jr., Harry D. Garber and William A. Williamson, Jr.

The audit committee met four times in Fiscal 1996. The functions of the audit committee are (i) to serve as the primary means of communication between the board of directors and both the independent accountants and the corporate auditor, (ii) to assist and make recommendations to the board of directors in fulfilling its responsibilities relating to the Company's accounting, financial reporting and internal accounting control policies and practices, (iii) to review with the independent accountants and the corporate auditor the scope of the annual audit plan, the results of the annual audit and the adequacy of the Company's internal accounting controls, (iv) to make recommendations to the board of directors with respect to the selection of independent accountants, (v) to approve the fees payable to the independent accountants, (vi) to review any non-audit services rendered by the independent accountants, (vii) to monitor compliance with the Company's business ethics policies and (viii) to engage independent accountants and other professional advisors to conduct such special reviews or studies as the committee deems appropriate in fulfilling its responsibilities.

NOMINATING COMMITTEE

     Members: W. Lipscomb Davis, Jr. (chairman), David M. Chamberlain, John
              Diebold, Harry D. Garber and William S. Wire II

The nominating committee met two times in Fiscal 1996. The function of the nominating committee is to make recommendations to the board of directors with respect to (i) the size of the board of directors, (ii) candidates for election to the board of directors, (iii) the designation of committees of the board of directors, their functions and members and (iv) the succession of the executive officers of the Company. The nominating committee will consider for nomination as directors qualified nominees recommended by shareholders, who may submit recommendations to the committee in care of the secretary of the Company, giving in detail the qualifications and experience of the persons so recommended.

COMPENSATION COMMITTEE

     Members: William A. Williamson, Jr. (chairman), Joel C. Gordon and John
              Diebold

The compensation committee met six times in Fiscal 1996. The functions of the compensation committee are (i) to approve the compensation of the officers of the Company, (ii) to review the salary ranges applicable to other employees of the Company whose base annual salary is at the rate of $125,000 or more, (iii) to make recommendations to the board of directors with respect to the compensation of directors, (iv) to review and provide assistance and recommendations to the board of directors with respect to (a) management incentive compensation plans and (b) the establishment, modification or amendment of any employee benefit plan (as that term is defined in the Employee Retirement Income Security Act of 1974) to the extent that action by the board of directors is required, (v) to serve as the primary means of communication between the administrator of the Company's employee benefit plans and the board of directors and (vi) to administer the Company's various stock-based incentive and compensation plans.

FINANCE COMMITTEE

     Members: Harry D. Garber (chairman), Joel C. Gordon, William A. Williamson,
              Jr. and William S. Wire II

The finance committee met three times in Fiscal 1996. The functions of the finance committee are (i) to review and make recommendations to the board with respect to (a) the establishment of bank lines of credit and other short-term borrowing arrangements, (b) the investment of excess working capital funds on a short-term basis, (c) significant changes in the capital structure of the Company, including the incurrence of long-term indebtedness and the issuance of equity securities, (d) the declaration/omission of dividends and (e) the annual capital expenditure and charitable contribution budgets; (ii) to serve as the primary means of communication between the board of directors and the investment committee, the trustees of the Genesco Restricted Investments Pension Trust and the chief financial officer of the Company regarding the activities of such committee, trustees and officer in respect of certain of the Company's employee benefit plans (as that term is defined in the Employee Retirement Income Security Act of 1974) and (iii) to appoint, remove and approve the compensation of the trustees under any employee benefit plan.

DIRECTOR COMPENSATION

Directors who are not employees of the Company receive a retainer of $15,000 a year and a fee of $750 for each board or committee meeting attended in person or $500 for each meeting by telephone. Each committee chairman receives an additional $2,000 a year. Directors who are full-time Company employees do not receive any compensation for serving as directors. The Company will defer the payment of all or any portion of a director's fees. Amounts deferred accrue interest at the prime rate. No director is currently deferring payment of director's fees. The Company also pays the premiums for directors who are not employees on $50,000 of coverage under the Company's group term life insurance policy plus additional cash compensation to offset income taxes imputed to directors for such premiums.

The Restricted Stock Plan for Directors was approved by shareholders in 1988. The plan, which provides for issuance of a maximum of 100,000 shares of common stock, subject to adjustment under certain circumstances, provides for the issuance to each non-employee director at three-year intervals of shares of common stock valued at $15,000 (not to exceed 5,000 shares). The shares are subject to restrictions on transfer and, with certain exceptions, are subject to forfeiture if the director's service terminates during the three-year period following the date of issuance. As of April 30, 1996, 87,475 shares of common stock had been issued pursuant to the plan, of which 9,902 shares had been forfeited, leaving 22,427 shares available for future grants. If the 1996 Stock Incentive Plan receives shareholder approval at the Annual Meeting, no additional shares will be granted under the Restricted Stock Plan for directors.

The 1996 Stock Incentive Plan, subject to shareholder approval at the annual meeting (see "Approval of 1996 Stock incentive Plan"), provides for the issuance to directors who are not employees of the Company of up to 100,000 shares of common stock, subject to adjustment in certain circumstances. The Stock Incentive Plan provides for the automatic issuance of shares of common stock valued at $15,000 to a newly elected non-employee director on the date of the first annual meeting at which he is elected a director and to each non-employee director at three-year intervals beginning in 1997. The shares are subject to restrictions on transfer and, with certain exceptions, to forfeiture if the director's service terminates during the three years following the date of grant. The Stock Incentive Plan also permits non-employee directors to elect to exchange all or part of their annual retainer for shares of restricted stock at 75% of fair market value. Such shares are subject to restrictions on transfer for five years and to forfeiture if the director's service terminates before the retainer represented by such shares is earned.

                        SECURITY OWNERSHIP OF OFFICERS,
                      DIRECTORS AND PRINCIPAL SHAREHOLDERS

PRINCIPAL SHAREHOLDERS

The following table sets forth the ownership of the single entity known to own beneficially more than 5% of the various classes of voting securities described on page 3 taken as a single voting group. The entity states that it exercises sole voting and dispositive power with respect to the shares. This information is based upon the most recent filings of Schedules 13D and 13G and amendments thereto, as applicable, by the beneficial owner.

CLASS
  OF                   NAME AND ADDRESS                  NO. OF          PERCENT
STOCK                 OF BENEFICIAL OWNER                SHARES          OF CLASS
Common   Pioneering Management Corporation              1,568,000           6.4%
         60 State Street
         Boston, MA 02109

SECURITY OWNERSHIP OF MANAGEMENT

The following table sets forth information as of April 30, 1996 regarding the beneficial ownership of the Company's common stock by each of the Company's current directors, the persons required to be named in the Company's summary compensation table appearing elsewhere in the proxy statement and the current directors and executive officers as a group. None of such persons owns any equity securities of the Company other than common stock, except that Mr. Little owns 74 shares of Subordinated Preferred Stock.

                                                                             NO. OF
NAME                                                                        SHARES(1)
David M. Chamberlain                                                        633,898     (2)(3)
W. Lipscomb Davis, Jr.                                                       57,326     (4)
John Diebold                                                                 15,832
Richard H. Evans                                                              3,000
Harry D. Garber                                                              12,326
Kathleen Mason                                                                    0
Joel C. Gordon                                                              151,875     (5)
William A. Williamson, Jr.                                                  104,076
William S. Wire II                                                          258,474     (3)
James S. Gulmi                                                               95,225     (3)(6)
Ben T. Harris                                                                27,335     (3)(7)
Steven E. Little                                                             21,500     (3)
Fowler H. Low                                                                69,875     (3)
Current Officers and Directors as a Group
  (16 persons)                                                            1,484,000     (3)(8)

(1) Each director and officer owns less than 1% of the outstanding shares of the Company's common stock, except for Mr. Chamberlain, who owns 2.6% of such shares, and Mr. Wire, who owns approximately 1%.
(2) Includes 349,500 shares held by Mr. Chamberlain jointly with his wife, as trustees of a family trust, and 76,000 shares held by their daughters. Also includes 200,000 shares which may be purchased within 60 days upon exercise of options granted in connection with Mr. Chamberlain's election as president of the Company and under the Company's 1987 Stock Option Plan.
(3) Includes (i) with respect to Messrs. Chamberlain, Gulmi, Harris, Little, Low and Wire, 200,000, 84,800, 18,750, 11,500, 59,875 and 240,000 shares, respectively, which may be purchased within 60 days upon exercise of options granted to them under the Company's stock option plans and (ii) with respect to all current executive officers, a total of 635,925 shares which may be purchased within 60 days upon exercise of options under such plans.
(4) Includes 10,000 shares of common stock owned by Mr. Davis' mother, for whom he holds power of attorney. Mr. Davis disclaims beneficial ownership of such shares.
(5) Includes 10,750 shares owned by Mr. Gordon jointly with his wife and by a partnership of which Mr. Gordon's children are the general partners and a total of 105,000 shares held by two trusts for which Mr. Gordon exercises voting and investment control.
(6) Includes 40 shares held for the benefit of Mr. Gulmi's children by their mother, of which Mr. Gulmi disclaims beneficial ownership.
(7) Includes 2,000 shares held by Mr. Harris' daughters, of which he disclaims beneficial ownership.
(8) Constitutes approximately 6.1% of the Company's outstanding common stock.

COMPLIANCE WITH BENEFICIAL OWNERSHIP REPORTING RULES

Section 16(a) of the Securities Exchange Act of 1934 requires the Company's officers and directors and persons who own more than 10% of a registered class of the Company's equity securities to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Such officers, directors and shareholders are required by SEC regulations to furnish the Company with copies of all such reports that they file. Based solely on a review of copies of reports filed with the SEC and of written representations by certain officers and directors, all persons subject to the reporting requirements of Section 16(a) filed the required reports on a timely basis, except that Mr. Chamberlain reported a purchase consummated on November 29, 1995 on the Form 4 filed for the month of December 1995.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

The following table sets forth information concerning compensation from the Company earned by or awarded or paid to the chief executive officer and each of the other four most highly compensated executive officers employed by the Company at January 31, 1996 (together, the "named executive officers"), for each of the fiscal years ended January 31, 1994, 1995 and 1996.

                                                                         LONG-TERM
                                                                         COMPENSATION
                               ANNUAL COMPENSATION                       AWARDS
                                               OTHER         RESTRICTED  SECURITIES
                                               ANNUAL        STOCK       UNDERLYING    ALL OTHER
NAME AND PRINCIPAL           SALARY    BONUS   COMPENSATION  AWARDS      OPTIONS       COMPENSATION(1)
POSITION              YEAR     ($)      ($)     ($)          ($)          (#)             ($)
David M. Chamberlain   1996  375,000  500,000  200,205(2)     0          150,000           0
  Chairman, President  1995  103,629   0       71,117        15,000(3)   200,000       24,635
  Chief Executive      1994  N/A      N/A       N/A          N/A          N/A            N/A
  Officer
James S. Gulmi         1996  208,333  290,927                 0             0              0
  Chief Financial      1995  206,000   0                      0          121,800           0
  Officer              1994  197,000   0                      0          10,000        1,402
Fowler H. Low          1996  240,000  239,292                 0             0              0
  President and Chief  1995  229,500   0                      0          101,500           0
  Executive Officer,   1994  218,500  131,100                 0          7,000         5,609
  Johnston & Murphy,
  a division of
  Genesco
Ben T. Harris          1996  200,000  181,264                 0             0          1,890
  President, Genesco   1995  173,750  104,250                 0          59,250        1,890
  Retail, a division   1994  161,250   0                      0          7,000         1,890
  of Genesco
Steven E. Little       1996  129,166  193,755                 0             0            158
  Vice President-      1995  105,833   0                      0          35,500        1,890
  Administration       1994  97,000    0                      0          1,500         1,890

(1) The amounts shown in this column reflect the value of amounts paid by the Company with respect to life insurance policies, except that the amount shown for Mr. Chamberlain includes fees paid to him prior to October 12, 1994 as a non-employee director of $24,500 and reimbursement of federal income taxes on imputed income from director life insurance policy of $135.
(2) Includes reimbursement for personal commuting expenses of $64,609 and housing in Nashville of $30,000 and reimbursement of federal and state taxes on the imputed income from such reimbursements of $99,490.
(3) At January 31, 1996, Mr. Chamberlain held 4,000 shares of common stock subject to forfeiture if he ceases to be a director of the Company prior to June 22, 1997, on which date the risk of forfeiture lapses. Based upon the reported closing price of shares of the Company's common stock on the New York Stock Exchange on January 31, 1996, the market value of the restricted shares at year end was $15,500. The shares were granted pursuant to the Restricted Stock Plan for Directors prior to Mr. Chamberlain's election as president and chief executive officer. Dividends are payable on shares of restricted stock.

OPTION GRANTS IN FISCAL 1996

The following table sets forth information regarding stock options granted to the named executive officers in Fiscal 1996 and the potential realizable value of those options assuming the market price of the Company's common stock increases at annual rates of 5% and 10%, compounded annually, until they expire ten years after the date of grant. The potential realizable values shown in the table are hypothetical, have not been discounted to reflect their present value and are not intended as a forecast of future stock price appreciation. Any gains which may be realized upon exercise of such options will depend upon the actual market price of the Company's common stock on the date the option is actually exercised.

                                           % OF                                            POTENTIAL
                                          TOTAL                                        REALIZABLE VALUE
                             NUMBER      OPTIONS                                       AT ASSUMED ANNUAL
                             OF          GRANTED                                        RATES OF STOCK
                             SECURITIES     TO                                               PRICE
                             UNDERLYING  EMPLOYEES        EXERCISE                     APPRECIATION FOR
                             OPTIONS        IN             PRICE                          OPTION TERM
                             GRANTED      FISCAL          ($ PER          EXPIRATION      (10 YEARS)
NAME                         (#)           YEAR           SHARE)             DATE      5% ($)    10% ($)
David M. Chamberlain         150,000          61.2            3.75        12/22/2005   354,000   922,500
James S. Gulmi                 0                 0             N/A          N/A        N/A       N/A
Fowler H. Low                  0                 0             N/A          N/A        N/A       N/A
Ben T. Harris                  0                 0             N/A          N/A        N/A       N/A
Steven E. Little               0                 0             N/A          N/A        N/A       N/A

The stock option grant was made under the Company's 1987 Stock Option Plan (the "1987 Plan"). The option price per share under the 1987 Plan may not be less than the fair market value of the Company's common stock (the closing price of the stock on the New York Stock Exchange) on the date the option is granted or the most recent previous trading date. Plan options may not be exercised during the first twelve months after the date of grant. Thereafter, options may be exercised as determined by the compensation committee of the board of directors. The option granted to Mr. Chamberlain will become exercisable on the first anniversary of the grant. It expires 10 years after the date of grant, subject to earlier expiration upon termination of Mr. Chamberlain's service on the board of directors of the Company. The option will vest and become exercisable upon a change of control as described under "Employment Contracts and Change in Control Arrangements," below.

AGGREGATED OPTION EXERCISES IN FISCAL 1996 AND YEAR-END OPTION VALUES

The following table sets forth information concerning (i) stock options exercised during Fiscal 1996 by the named executive officers, (ii) the number of shares subject to unexercised options held by such persons at January 31, 1996, indicating those currently exercisable and those not yet exercisable and (iii) the value of such unexercised options on January 31, 1996. The values of unexercised options are calculated by subtracting the exercise price from the closing market price of the common stock as quoted on the New York Stock Exchange on January 31, 1996 ($3.875). In-the-money options are those whose exercise price is below market value.

                                                                                    VALUE OF
                       SHARES                       NUMBER OF SHARES             UNEXERCISED IN-
                       ACQUIRED                    UNDERLYING OPTIONS           THE-MONEY OPTIONS
                       ON           VALUE          AT FISCAL YEAR-END          AT FISCAL YEAR-END
                       EXERCISE     REALIZED              (#)                          ($)
NAME                   (#)          ($)           EXERCISABLE  UNEXERCISABLE   EXERCISABLE UNEXERCISABLE
David M. Chamberlain     0            0           200,000      150,000         350,000     18,750
James S. Gulmi           0            0           84,800       47,000          95,150      76,875
Ben T. Harris            0            0           18,750       41,750          26,313      70,969
Steven E. Little         0            0           11,500       26,500          15,875      47,813
Fowler H. Low            0            0           59,875       46,625          70,984      79,453

PENSION PLAN

The following table shows the estimated annual benefits calculated under the Genesco Retirement Plan formula at normal retirement (age 65) as a straight life annuity, disregarding the Internal Revenue Code limitations on annual benefit payments under the Plan (currently $120,000). The pension benefits shown are not subject to any deduction for social security or other offset amounts.

10 YEAR
AVERAGE                15           20           25           30           35
$125,000            $23,561      $31,415      $39,269      $47,123      $54,976
150,000             28,811       38,415       48,019       57,623       67,226
175,000             34,061       45,415       57,769       68,123       79,476
200,000             39,311       52,415       65,519       78,623       91,726
225,000             44,561       59,415       74,269       89,123       103,976
250,000             49,811       66,415       83,019       99,623       116,226
300,000             60,311       80,415       100,519      120,123      140,726
350,000             70,561       94,415       118,519      141,623      165,603
400,000             81,311       108,415      135,519      162,123      189,726
450,000             91,811       122,415      153,019      183,623      214,226
500,000             102,311      136,415      170,519      204,123      238,726

The Genesco Retirement Plan is a noncontributory, qualified pension plan. Prior to December 31, 1995, it provided retirement benefits to eligible participants based on a formula taking into consideration the average of the 10 highest consecutive years' earnings of the participant, years of benefit service and other factors.

The years of benefit service of the persons named in the Summary Compensation Table, are: David M. Chamberlain -- 1 year; James S. Gulmi -- 23 years; Ben T. Harris -- 27 years; Fowler H. Low -- 33 years and Steven E. Little -- 31 years. The earnings of such persons for purposes of computing benefits under the Plan are substantially the same as set forth in the Summary Compensation Table in the salary and annual bonus columns, except that the Internal Revenue Code limited to $150,000 the amount of a person's annual earnings which may be taken into account in calculating benefits under the Plan during the calendar year 1995. A participant has no vested benefits under the plan until he has five years' service with the Company.

As of January 1, 1996, the Retirement Plan was amended to establish a cash balance formula. Benefits earned prior to that date under the 10-year average formula were preserved as of that date. Under the new formula, each eligible participant's account is credited with an amount equal to 4% of his annual compensation plus an additional 4% of such compensation in excess of the Social Security taxable wage base ($62,700 in 1996). The Internal Revenue Code limits to $150,000 the amount of salary which may be taken into account in calculating Plan benefits in 1996. Taking into account the preserved benefit under the Plan prior to amendment and the projected total benefit under the amended Plan, and assuming that the participant's accrued benefits at normal retirement are taken in the form of an annuity, the estimated annual benefit payable for each named executive officer at retirement is as follows: David M. Chamberlain -- $24,525; James S. Gulmi -- $81,483; Ben T. Harris -- $59,903; Fowler H. Low -- $72,221;
and Steven E. Little -- $45,444.

EMPLOYMENT CONTRACTS AND CHANGE IN CONTROL ARRANGEMENTS

At various times from 1981 to 1994 the Company entered into change of control agreements with its executive officers and certain other key executives. Among the named executive officers, Messrs. Gulmi, Low, Little and Harris are currently parties to such agreements. The agreements become effective only in the event of a change of control, which will be deemed to have occurred if a person or group acquires securities representing 25% or more of the voting power of the Company's outstanding securities or if there is a change in the majority of directors in a contested election. Each agreement provides for employment by the Company for a term of three years. The executive is to exercise authority and perform duties commensurate with his authority and duties immediately prior to the effective date of the agreement. He is also to receive compensation (including incentive compensation) during the term in an amount not less than that which he was receiving immediately prior to the effective date. If the executive's employment is terminated by the Company during the term of the agreement, the executive will be entitled (i) to continue to receive the compensation provided for under the agreement, subject to reduction for compensation received in any other employment during the remainder of the term, or (ii) to elect to receive a lump-sum severance allowance equal to the present value of the compensation he would otherwise receive under the agreement for the remainder of the term, but not to exceed two years.

All stock options granted by the Company under the 1987 plan become immediately vested and exercisable upon a change of control as defined in the stock option agreements entered into with each optionee, provided that at least one year has elapsed since the date the option was granted. The definition of change of control in the stock option agreements is substantially the same as in the change of control agreements described above.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

  GENERAL

The compensation committee (the "Committee") of Genesco's board of directors has general oversight responsibility for the compensation of the Company's executive officers. See "Election of Directors -- Compensation Committee" for a detailed description of the functions of the Committee. The Committee is currently composed of the three directors named at the end of this report, none of whom are employees of the Company.

The compensation policies of the Company are designed to attract and retain qualified key management personnel and to provide motivation and reward for achievement of the operating and strategic goals and objectives of the Company. The Committee also seeks to increase key management's ownership of the Company's common stock, with the goal of better aligning management's interests with those of the Company's shareholders. It is the Company's policy to pay competitive base salaries and to provide executive officers with the opportunity, through annual cash incentive compensation, to earn above-average total cash compensation based on the achievement of outstanding results. The principal components of Genesco's executive compensation program currently are base salary, annual cash incentive compensation and stock options.

  BASE SALARY

It is the Company's general policy to pay competitive base salaries to its executive officers. Salary ranges are established for each executive officer's position, the mid-points of which approximate the median base salary ranges for positions of similar scope, complexity and responsibility in companies with comparable sales volume. The Committee annually reviews and, if appropriate, adjusts executive officers' salary ranges after considering the results of broad-based salary surveys conducted by nationally-recognized, independent compensation consultants. The principal survey data upon which the Committee relies in determining executive officer base salaries and total cash compensation potential is limited neither to companies in the specific industries in which the Company competes nor to the companies included in the S&P weighted average industry indices included in the stock performance graph. The Committee believes that the Company competes with employers outside the specific industries in which it does business to hire and retain qualified executives. In making individual base salary decisions, the Committee considers, in addition to relevant market survey data, a mix of factors, including (i) the executive's experience, management and leadership ability and technical skills; (ii) the executive's compensation history; (iii) corporate or, if appropriate, operating unit performance and (iv) individual performance.

  ANNUAL INCENTIVE COMPENSATION

Executive officers participate in Genesco's annual management incentive compensation plan, which is designed to retain, motivate and focus the attention of management on the achievement of the Company's annual operating plan and identified, strategic objectives. The Committee reviews and adopts each year's plan.

Plan participants are selected by the chief executive officer, who is not eligible to participate in the plan. All other executive officers and approximately 30 other management employees participated in the plan for Fiscal 1996; all executive officers other than the chief executive officer and approximately 35 other management employees are participants in Fiscal 1997.

Under the Fiscal 1996 plan, executive officers were eligible to receive a fraction or multiple of a target award equal to as much as 35% of their base salaries. Participants who were heads of the Company's operating divisions were eligible to earn cash awards in amounts determined 50% on the basis of earnings and asset utilization goals for their respective divisions set by the chief executive officer during the first quarter of the fiscal year, 25% on the basis of earnings and asset utilization goals for the entire Company and 25% on the basis of individual strategic goals agreed upon by the participant and the chief executive officer during the first quarter of the fiscal year. Other participants' awards were determined 75% on the basis of corporate earnings and asset utilization goals and 25% on the basis of individual strategic goals similarly agreed with the chief executive officer. As discussed below, participants' achievement of earnings and asset utilization goals is objectively measurable. Specific goals are established by the chief executive officer, subject to the Committee's approval, based primarily upon the Company's annual operating plan. Achievement of individual strategic goals was determined by the chief executive officer based upon a year-end review of the participant's performance.

Applicable earnings and asset utilization goals for each participant were specified as a range. If the applicable minimum earnings and asset utilization goals were achieved, the amount of the award earned by the participant was to be at least 80% of a predetermined target award payable for a specified level of results within the range. Multiples of the award, up to a maximum of six times the target, were payable for operating results above the target level. No portion of the award for achievement of individual strategic goals was to be paid unless some portion of the applicable award for operating results was earned, although the plan authorized the Committee to make exceptions for extraordinary strategic successes upon the recommendation of the chief executive officer. No exceptions were made under the Fiscal 1996 plan. An operating division president could not earn a greater percentage of the maximum award for corporate earnings and asset utilization goals than for his business unit's operating results. The Committee was permitted to adjust the operating goals of an individual operating division during the course of the year to reflect unusual or nonrecurring charges or credits to earnings, changes in accounting principles and other factors not considered in establishing the goals in question.

Awards totalling $2,673,000 and averaging approximately three times the target were paid out under the Fiscal 1996 plan. All participants who were employed by the Company at the end of the fiscal year received a bonus under the plan.

The Fiscal 1997 plan is essentially the same as the Fiscal 1996 plan, except that the target awards range from approximately 20 percent to approximately 50 percent of participants' base salaries, and the maximum awards may not exceed three and one half times the target for two executive vice presidents and three times the target for all other participants. The Committee believes that the lower maximum payments and generally higher targets in this year's Plan are appropriate in view of the Company's improved financial condition as compared to the beginning of Fiscal 1996, and that with such adjustments the plan will be less likely to encourage an overly short-term focus by management.

To encourage stock ownership by key management employees, the Committee has instituted a program allowing the chief executive officer, eight other executive officers and two high-level operating division employees to elect to receive part or all of their target awards under the Fiscal 1997 plan in the form of nonqualified stock options. The options were granted to participants on March 15, 1996, subject to shareholder approval of the 1996 Stock Incentive Plan. See "Approval of 1996 Stock Incentive Plan," below. As of the grant date, the participants were permitted to elect to relinquish irrevocably all or a portion of the target award under the plan in exchange for a ten year option to purchase shares of common stock at its closing price as reported on the New York Stock Exchange on the grant date. The number of shares underlying each such option was determined by dividing the amount of the target award relinquished by an amount equal to one half the value of the option, calculated by the Black-Scholes option pricing model, as of the grant date, or $1.69 per share. (Like any economic model, the Black-Scholes option pricing model produces different results depending upon the assumptions made in applying it. The Black-Scholes option value of $3.38 per share is based on the assumption that the option is exercised on the last day of its term and on certain other assumptions regarding the volatility of the Company's stock, the lack of a dividend yield and an appropriate risk-free rate of return. No discount has been taken to reflect the risk of termination of employment, either before or after the option becomes exercisable. Because many of the relevant factors are impossible to foresee with certainty, the valuation used in this instance is merely a good-faith estimate and does not necessarily reflect the actual present value of the grants.) To the extent that the target bonus is not ultimately earned, the participant may elect within 15 days of the Company's determination of the level of award actually earned to relinquish base salary equal to the shortfall and retain the option. If he so elects, the relinquished salary will be withheld in equal increments over the remainder of the fiscal year after the date of the election. The option is to become exercisable one year from the date on which entitlement to the award under the plan for Fiscal 1997 is determined by the Company or on which the participant elects to forgo salary to retain the option, as applicable, subject to the participant's continued employment. If the participant dies or becomes disabled or if his employment by the Company is terminated without cause after determination of his entitlement to the award or his relinquishment of salary to retain the option, as applicable, he or his legal representative may rescind his participation, relinquish the option and receive the cash compensation forgone. The Committee intends at present to offer a similar opportunity to certain plan participants in Fiscal 1997, but not thereafter, as the program exhausts a significant number of shares available for grant under the Company's Stock Incentive Plan.

  STOCK OPTIONS

The Committee believes that granting stock options to selected key executives of the Company provides them with a strong incentive to make decisions which are in the long-term best interests of the Company and, as such, serves to balance the short-term annual cash incentive component of executive compensation. The Committee further believes that options tend to align the financial interests of management with those of the Company's shareholders, since the value of an option is dependent upon improvement in the Company's performance and the recognition of that improved performance in the market for the Company's common stock. Options are granted with an exercise price equal to or greater than the fair market value of the stock on the date of grant. Options are typically granted to executive officers and other key employees on an annual basis and typically become exercisable in installments of 25% of the total number of shares subject to the options.

The Committee determined during the latter part of Fiscal 1995 that the Company's interests would be better served by granting a larger number of options to a smaller number of employees than in the past, thus increasing the significance of the incentive represented by stock options to the group of employees, identified by the Committee in consultation with the chief executive officer with input from the heads of the Company's operating divisions, as being those who in the Committee's subjective judgment are positioned to make the most direct contribution to the Company's operating results and therefore the greatest potential impact on the value of its stock. Consistent with this determination, in December 1994, the Committee approved option grants totaling 532,500 shares to 38 employees (compared to 116,200 shares to 66 employees in December 1993). To enhance the incentive effect of the awards and to hasten the implementation of the new strategy, the Committee made individual grants of larger numbers of options than has been its practice in the past and than it expects will ordinarily be its practice in the future, and lengthened their vesting schedule to five years rather than the usual four. Because of the larger individual awards in Fiscal 1995, the Committee granted only 95,000 options to employees other than the chief executive officer during Fiscal 1996, primarily in conjuction with hiring or promotions.

Options granted under the plan expire ten years after the date of grant. Staggering the vesting of exercise rights requires the executive to remain employed by the Company for the entire vesting period to realize fully the gain on the total number of shares covered by the option. A total of 55 employees of the Company held options to purchase shares of the Company's common stock as of April 30, 1996.

  CHIEF EXECUTIVE OFFICER COMPENSATION

David M. Chamberlain was elected interim president and chief executive officer of the Company in October 1994. At that time, the Committee approved a compensation package for Mr. Chamberlain including a monthly base salary and reimbursement for temporary housing in Nashville, reasonable travel expenses to and from his principal residence in San Francisco and additional federal and state income tax liability attributable to the housing and travel reimbursements. Mr. Chamberlain subsequently agreed to make himself available to the Company as chairman, president and chief executive officer for at least a year, at the pleasure of the board. His monthly salary was set at $31,250 for Fiscal 1996.

Mr. Chamberlain has agreed to continue to serve in his present capacity at the pleasure of the board through the remainder of Fiscal 1997. The Committee has set his salary for the year at $31,400 per month and has continued the other benefits described above.

The Committee approved a grant to Mr. Chamberlain of 150,000 stock options under the Company's 1987 Stock Option Plan in December 1995. See "Option Grants in Fiscal 1996," above. In March 1996, the Committee granted Mr. Chamberlain the option to purchase up to 149,600 shares of the Company's common stock under the 1996 Stock Incentive Plan, subject to its approval by shareholders (see "Approval of 1996 Stock Incentive Plan," below) in exchange for all or a portion of any bonus payable to him with respect to fiscal 1997 performance and up to 20% of his base salary for fiscal 1997 on terms substantially identical to those described above offered to certain executive officers. Salary or bonus of $1.69 for each share covered by the option would be exchanged for the option.

The Committee granted Mr. Chamberlain a discretionary bonus of $500,000 based upon its assessment of his performance in Fiscal 1996. The Committee noted that in the course of the year, Mr. Chamberlain had led the Company through a restructuring, including the discontinuation of the business of its men's apparel segment and the divestiture of two footwear divisions, as well as significant reductions in force at all levels of the organization. The Committee further noted that the restructuring was implemented on schedule and within the reserves and provisions established for it at the outset, that the Company's ongoing operations had regained profitability and that management cohesion and employee morale appeared to have improved during Mr. Chamberlain's tenure. In view of these factors, and based upon a comparison of the bonus awards earned by other executive officers under the Fiscal 1996 Management Incentive Compensation Plan and of comparable compensation packages for executives who managed turnaround performances in other companies, the Committee regards the bonus to Mr. Chamberlain as appropriate. While Mr. Chamberlain is not a participant in the Fiscal 1997 Management Incentive Compensation Plan, the Committee expects at the conclusion of Fiscal 1997 to consider a discretionary award to Mr. Chamberlain based on factors similar to those applicable to executive officer participants in the plan.

  TAX DEDUCTIBILITY LIMIT

Section 162(m) of the Internal Revenue Code generally provides that certain compensation in excess of $1 million per year paid to a company's chief executive officer and any of its four other highest paid executive officers is not deductible by a company unless the compensation qualifies for an exception. This deduction limit generally applies only to compensation that could otherwise be deducted by a company in a taxable year. The Committee has reviewed the Company's executive compensation plans and believes that no executive officer of the Company is likely to be paid compensation covered by Section 162(m) exceeding $1 million in Fiscal 1997. The Committee will consider the requirements of Section 162(m) in authorizing or recommending future executive compensation arrangements.

                                             BY THE COMMITTEE:

                                             William A. Williamson, Jr.,
                                             CHAIRMAN
                                             John Diebold
                                             Joel C. Gordon

STOCK PERFORMANCE GRAPH

The graph below compares the cumulative total stockholder return on the Company's common stock for the last five fiscal years with the cumulative total return of (i) the S&P 500 Index, (ii) a composite of the S&P Shoes Index and the S&P Textiles (Apparel Manufacturers) Index and (iii) the S&P Shoes Index. The composite index is weighted 80% shoes and 20% textiles to reflect the approximate division in the Company's Fiscal 1995 revenues between (i) its footwear businesses and (ii) its tailored clothing business. The Company intends to replace the composite with the S&P Shoes Index in subsequent years, as it has discontinued its tailored clothing business pursuant to a restructuring plan adopted in the third quarter of Fiscal 1995. The composite is included for comparative purposes only, as required by the Securities and Exchange Commission's proxy rules. The graph assumes the investment of $100 in the Company's common stock, the S&P 500 Index, the composite index and the S&P Shoes Index at the market close on January 31, 1991 and the reinvestment monthly of all dividends.

                     Jan. 91    Jan. 92    Jan. 93    Jan. 94    Jan. 95    Jan. 96
Genesco Inc.         100        136.36     263.64     100.00     51.52      93.94
S & P 500            100        122.69     135.67     153.14     153.96     213.48
Composite Index      100        172.79     182.45     137.63     169.50     238.74
S & P Shoes Index    100        165.91     174.93     130.68     154.97     209.67

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

William S. Wire II was employed by the Company under an agreement dated January 9, 1993 pursuant to which he served as chairman of the Company at a base salary of $525,000 a year through January 31, 1994 and agreed to serve thereafter as a consultant to the Company at the same base annual salary until January 31, 1997. The Company also agreed to make supplementary retirement benefit payments from the general funds of the Company to Mr. Wire pursuant to agreements dated October 18, 1988 and January 9, 1993 in amounts equal to the difference between the retirement benefits payable under the Genesco Retirement Plan and the benefits which would have been payable if the Internal Revenue Code limitations on eligible earnings and maximum payments described above had not been imposed. The agreements with Mr. Wire further provide that his total annual benefits under the Plan and his supplementary retirement agreements will not be less than $260,000. By an agreement dated February 27, 1991, the Company established a trust for Mr. Wire to be funded in the event of a change of control of the Company (as defined in the change of control agreements described under "Employment Contracts and Change in Control Arrangements") through a cash payment by the Company in actuarially determined amounts required to provide that portion of the supplementary benefit payments as of the date of the change of control.

                      APPROVAL OF INDEPENDENT ACCOUNTANTS

The board of directors, upon recommendation of its audit committee, has appointed Price Waterhouse as independent accountants to examine the financial statements of the Company and its subsidiaries for the Company's fiscal year ending January 31, 1997. A representative of Price Waterhouse is expected to be present at the annual meeting and will be given an opportunity to make a statement if he so desires and to respond to appropriate questions.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THIS APPOINTMENT AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

                     APPROVAL OF 1996 STOCK INCENTIVE PLAN

The Compensation Committee and the board of directors believe that a key element of officer, key employee and outside director compensation is stock-based incentive compensation. Stock-based compensation advances the interests of the Company by encouraging, and providing for, the acquisition of equity interests in the Company by officers, key employees and non-employee directors, thereby providing substantial motivation for superior performance and aligning their interests with those of the shareholders. To provide the Company with an appropriate vehicle for such compensation, the board of directors has adopted, subject to shareholder approval, the 1996 Stock Incentive Plan (the "Plan").

A copy of the Plan is attached as Appendix A to this proxy statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR APPROVAL OF THE 1996 STOCK INCENTIVE PLAN AND YOUR PROXY WILL BE SO VOTED UNLESS YOU SPECIFY OTHERWISE.

SUMMARY OF MATERIAL PROVISIONS OF THE PLAN

The following is a summary of the material provisions of the Plan.

SHARES. The Plan provides for net aggregate awards of up to 1,200,000 shares, or slightly less than five percent of the common stock outstanding as of April 30, 1996. Of these, 100,000 shares are reserved for issuance to non-employee directors, as described below. If shares subject to an option under the Plan cease to be subject to such option, are forfeited, or otherwise terminate without a payment being made to the participant in the form of common stock, such shares will again be available for future distribution under the Plan.

PARTICIPATION. Awards under the Plan may be made to key employees, including officers, of the Company, its subsidiaries and affiliates, but (except for the grants of restricted stock to outside directors described below) may not be granted to any director who is a member of the committee administering the Plan or to any other director unless the director is also a regular employee of the Company, its subsidiaries or affiliates. No employee is eligible for awards under the Plan relative to more than 500,000 shares of Common Stock over the life of the Plan. All the Named Executive Officers, four other officers and key management employees, as identified by the Compensation Committee, are eligible to receive awards under the Plan. Approximately 36 officers and other key employees have received grants under the Plan, subject to its approval by shareholders.

Outside directors will receive shares of common stock valued at $15,000 (i) at the date of the first annual meeting of shareholders at which a new director is elected to the board and (ii) at each third annual meeting beginning with the meeting in 1997. The awards vest in three equal annual increments, contingent upon the director's continued service on the board. The Plan also permits outside directors to elect, six months in advance of the beginning of a fiscal year, to exchange part or all of their retainers for common stock at 75% of its fair market value immediately prior to the beginning of the fiscal year. Shares received as automatic grants or in lieu of retainer may not be transferred (except pursuant to the laws of descent and distribution) until the earlier of the fifth anniversary of their grant or the director's retirement from the board.

ADMINISTRATION. The Plan will be administered by a committee of no less than two disinterested individuals appointed by the board of directors, which committee is currently the Compensation Committee.

The Compensation Committee has no authority to determine the terms or conditions of awards to outside directors.

AWARDS UNDER THE PLAN. The committee will have the authority to grant the following type of awards to officers and key employees under the Plan (1) Stock Options, (2) Stock Appreciation Rights, (3) Restricted Stock, and (4) Other Stock-Based Awards.

     1. STOCK OPTIONS. Incentive stock options ("ISO") and non-qualified stock options may be granted for such number of shares of common stock as the committee determines and may be granted alone, in conjunction with, or in tandem with, other awards under the Plan, but subject to the per person limitation on awards.

     A stock option will be exercisable at such times and subject to such terms and conditions as the committee may determine and over a term to be determined by the committee, which term will be no more than ten years after the date of grant. The option price for any ISO will not be less than 100% (110% in the case of certain 10% shareholders) of the fair market value of the common stock as of the date of grant. Payment of the option price may be in cash, or, as determined by the committee, by unrestricted common stock having a fair market value equal to the option price. For non-qualified stock options, payment if permitted by the committee may also be made in the form of restricted stock.

     2. STOCK APPRECIATION RIGHTS. SARs may be granted in conjunction with all or part of a stock option and will be exercisable only when the underlying stock option is exercisable. Once an SAR has been exercised, the related portion of the stock option underlying the SAR will terminate.

     Upon exercise of an SAR, the committee will pay to the employee in cash, or common stock (the method of payment to be at the discretion of the committee) an amount of money equal to the excess between the fair market value of the stock on the exercise date and the price of the option multiplied by the number of SARs being exercised.

     In addition to the foregoing SARs, the committee may grant limited SARs which will be exercisable only in the event of a change of control or potential change in control of the Company as defined in the Plan. In awarding SARs or limited SARs, the committee may provide that in the event of a change in control or potential change in control, SARs or limited SARs may be cashed out on the basis of the change in control price, as defined in the Plan.

     3. RESTRICTED STOCK. Restricted stock may be granted alone, in conjunction with, or in tandem with, other awards under the Plan and may be conditioned upon the attainment of specific performance goals or such other factors as the committee may determine. The provisions attendant to a grant of restricted stock may vary from participant to participant.

     In making an award of restricted stock, the committee will determine the periods during which the stock is subject to forfeiture and may grant such stock at a purchase price equal to or less than the par value of the common stock.

     During the restriction period, the employee may not sell, transfer, pledge or assign the restricted stock. The certificate evidencing the restricted stock will remain in the possession of the Company until the restrictions have lapsed.

     4. OTHER STOCK-BASED AWARDS. The committee may also grant other types of awards that are valued, in whole or in part, by reference to or otherwise based on common stock. These awards may be granted alone, in addition to, or in tandem with, stock options, SARs and restricted stock. Such awards will be made upon terms and conditions as the committee may in its discretion provide.

CHANGE IN CONTROL PROVISIONS. If there is a change in control or a potential change in control, any SARs and stock options which are not then exercisable will become fully exercisable and vested. Similarly, the restrictions applicable to restricted stock and other stock-based awards will lapse and such shares and awards will be deemed fully vested. Stock options, SARs, limited SARs, restricted stock and other stock based awards, will, unless otherwise determined by the committee in its sole discretion, be cashed out on the basis of the change in control price described below. Options granted to outside directors will vest, but will not be cashed out, upon a change in control.

The change in control price will be the highest price per share paid in any transaction reported on the New York Stock Exchange composite index, or paid or offered to be paid in any bona fide transaction relating to a potential or actual change in control of the Company, at any time during the immediately preceding 60 day period as defined by the committee. A change in control occurs if (1) any person becomes a beneficial owner directly or indirectly of 25% or more of the total voting stock of the Company (subject to certain exceptions), (2) as a result of, or in connection with, any cash tender or exchange offer, merger or other business combination or similar transaction less than a majority of the combined voting power of the then outstanding securities of the Company are held in the aggregate by the holders of Company securities entitled to vote generally in the election of directors immediately prior to such transaction, or (3) during any period of two consecutive years, individuals which at the beginning of such period constitute the board of directors cease for any reason to constitute at least a majority thereof. A potential change in control means (1) approval by the shareholders of an agreement which, if completed, would constitute a change in control, or (2) the acquisition by a person of 5% or more of the total voting stock of the Company and the adoption by the board of directors of a resolution that a potential change in control, as defined in the Plan, has occurred.

AMENDMENT. The Plan may be amended by the board of directors, except that the board may not, without the approval of the Company's shareholders, increase the number of shares available for distribution, change the pricing rule applicable for stock options, change the class of employees eligible to receive awards under the Amended and Restated Plan, or extend the term of any option award. The provisions of the Plan relating to grants to outside directors may not be amended more than once every six months except to comply with changes in the Internal Revenue Code of 1986, as amended (the "Code") and the Employee Retirement Income Security Act of 1974, as amended, and the regulations thereunder.

ADJUSTMENT. In the case of a stock split, stock dividend, reclassification, recapitalization, merger, reorganization, or other changes in the Company's structure affecting the Common Stock, appropriate adjustments will be made by the committee, in its sole discretion, in the number of shares reserved under the Plan, in the maximum number of shares issuable to any single employee, in the number of shares covered by options and other awards then outstanding under the Plan and, where applicable, the exercise price for awards under the Plan.

FEDERAL INCOME TAX ASPECTS. The following is a brief summary of the federal income tax aspects of awards made under the Plan based upon the federal income tax laws in effect on the date hereof. This summary is not intended to be exhaustive, and does not describe state or local tax consequences.

     1. INCENTIVE STOCK OPTIONS. No taxable income is realized by the participant upon the grant or exercise of an ISO. If Common Stock is issued to a participant pursuant to the exercise of an ISO, and if no disqualifying disposition of the shares is made by the participant within two years of the date of grant or within one year after the transfer of the shares to the participant, then:
     (a) upon the sale of the shares, any amount realized in excess of the option price will be taxed to the participant as a long-term capital gain, and any loss sustained will be a capital loss, and (b) no deduction will be allowed to the Company for federal income tax purposes. The exercise of an ISO will give rise to an item of tax preference that may result in an alternative minimum tax liability for the participant unless the participant makes a disqualifying disposition of the shares received upon exercise.

     If common stock acquired upon the exercise of an ISO is disposed of prior to the expiration of the holding periods described above, then generally:
     (a) the participant will realize ordinary income in the year of disposition in an amount equal to the excess, if any, of the fair market value of the shares at exercise (or, if less, the amount realized on the disposition of the shares) over the option price paid for such shares, and (b) the Company will be entitled to deduct any such recognized amount. Any further gain or loss realized by the participant will be taxed as short-term or long-term capital gain or loss, as the case may be, and will not result in any deduction by the Company.

     Subject to certain exceptions for disability or death, if an ISO is exercised more than three months following the termination of the participant's employment, the option will generally be taxed as a non-qualified stock option.

     2. NON-QUALIFIED STOCK OPTIONS. Except as noted below, with respect to non-qualified stock options: (a) no income is realized by the participant at the time the option is granted; (b) generally upon exercise of the option, the participant realizes ordinary income in an amount equal to the difference between the option price paid for the shares and the fair market value of the shares on the date of exercise and the Company will be entitled to a tax deduction in the same amount; (c) at disposition, any appreciation (or depreciation) after date of exercise is treated either as short-term or long-term capital gain or loss, depending upon the length of time that the participant has held the shares.

     3. STOCK APPRECIATION RIGHTS. No income will be realized by a participant in connection with the grant of an SAR. When the SAR is exercised, the participant will generally be required to include as taxable ordinary income in the year of exercise, an amount equal to the amount of cash and the fair market value of any shares received. The Company will be entitled to a deduction at the time and in the amount included in the participant's income by reason of the exercise. If the participant receives common stock upon exercise of an SAR, the post-exercise appreciation or depreciation will be treated in the same manner discussed above under "NON-QUALIFIED STOCK OPTIONS."

     4. RESTRICTED STOCK. A participant receiving restricted stock generally will recognize ordinary income in the amount of the fair market value of the restricted stock at the time the stock is no longer subject to forfeiture, less the consideration paid for the stock. However, a participant may elect, under Section 83(b) of the Code within 30 days of the grant of the stock, to recognize taxable ordinary income on the date of grant equal to the excess of the fair market value of the shares of restricted stock (determined without regard to the restrictions) over the purchase price of the restricted stock. Thereafter, if the shares are forfeited, the participant will be entitled to a deduction, refund, or loss, for tax purposes only, in an amount equal to the purchase price of the forfeited shares regardless of whether he made a Section 83(b) election. With respect to the sale of shares after the forfeiture period has expired, the holding period to determine whether the participant has long-term or short-term capital gain or loss generally begins when the restriction period expires and the tax basis for such shares will generally be based on the fair market value of such shares on such date. However, if the participant makes an election under Section 83(b), the holding period will commence on the date of grant, the tax basis will be equal to the fair market value of shares on such date (determined without regard to restrictions), and the Company generally will be entitled to a deduction equal to the amount that is taxable as ordinary income to the participant in the year that such income is taxable.

     5. DIVIDENDS AND DIVIDEND EQUIVALENTS. Dividends paid on restricted stock generally will be treated as compensation that is taxable as ordinary income to the participant, and will be deductible by the Company. If, however, the participant makes a Section 83(b) election, the dividends will be taxable as ordinary income to the participant but will not be deductible by the Company.

     6. OTHER STOCK-BASED AWARDS. The federal income tax treatment of other stock-based awards will depend on the nature of any such award and the restrictions applicable to such award. Such an award may, depending on the conditions applicable to the award, be taxable as an option, an award of restricted stock, or in a manner not described herein.

The following table provides information as to awards made under the Plan to date to Named Executive Officers and all executive officers of the Company as a group, shares reserved for issuance to outside directors and awards made to all other Company employees to date. All such awards and the reservation of shares are subject to shareholder approval. The closing price per share of the Company's common stock on the New York Stock Exchange on April 30, 1996 was $6.13.

                                 PLAN BENEFITS

                           1996 STOCK INCENTIVE PLAN

                                                     SHARES
                                                    RESERVED
                        DOLLAR                         FOR
                         VALUE                      ISSUANCE
                          OF              STOCK        AS
                        AWARDS           OPTIONS    RESTRICTED
  NAME AND POSITION       ($)            GRANTED    STOCK
David M. Chamberlain    238,631 (1)      141,202        0
  Chairman, President
  and Chief Executive
        Officer
James S. Gulmi         88,000  (1)      52,071         0
    Senior Vice
  President-Finance
  and Chief Financial
        Officer
Fowler H. Low         89,993  (1)      53,250         0
    Senior Vice
      President
Ben T. Harris         119,990 (1)      71,000         0
  Executive Vice
   President --
     Operations
Steven E. Little        45,000  (1)      26,627         0
  Vice President-
  Administration
Executive Officer       716,599 (1)      424,023        0
          Group
Non-Executive Officer           (2)       0         100,000
  Director Group
Non-Executive Officer           (3)      137,675        0
  Employee Group

(1) Based upon the 50% discount to value of options at March 15, 1996, as determined by Black-Scholes method. Participants exchanged bonus and/or salary equal to half of such value, or $1.69 per option, for options to purchase common stock. See "Compensation Committee Report on Executive Compensation -- Stock Options," above.

(2) Restricted stock awards of shares with a fair market value, as defined in the Plan, of $15,000 on the grant date are made to new outside directors at the first annual meeting at which they are elected to the board and to all outside directors at every third annual meeting. Outside directors may elect at least six months in advance of a fiscal year's beginning to exchange their cash retainers for such year for shares of restricted stock at 75% of fair market value.

(3) Not presently determinable. All non-executive awards to date are incentive options granted under the Plan on February 27, 1996 with an exercise price equal to the closing price of the stock on the New York Stock Exchange at that date.

                     PROPOSALS FOR THE 1997 ANNUAL MEETING

     Proposals of shareholders intended for inclusion in the proxy material for the 1997 annual meeting of shareholders must be received at the Company's offices at Genesco Park, P.O. Box 731, Nashville, Tennessee 37202-0731, attention of the Secretary, no later than January 16, 1997.

                                                                      APPENDIX A

                                  GENESCO INC.

                           1996 STOCK INCENTIVE PLAN

SECTION 1. PURPOSE; DEFINITIONS.

The purpose of the Genesco Inc. 1996 Stock Incentive Plan (the "Plan") is to enable Genesco Inc. (the "Corporation") to attract, retain and reward key employees of and consultants to the Corporation and its Subsidiaries and Affiliates, and directors who are not also employees of the Corporation, and strengthen the mutuality of interests between such key employees, consultants and directors by awarding such key employees, consultants and directors performance-based stock incentives and/or other equity interests or equity-based incentives in the Corporation, as well as performance-based incentives payable in cash. The creation of the Plan shall not diminish or prejudice other compensation programs approved from time to time by the Board.

For purposes of the Plan, the following terms shall be defined as set forth below:

 A. "Affiliate" means any entity other than the Corporation and its Subsidiaries that is designated by the Board as a participating employer under the Plan, provided that the Corporation directly or indirectly owns at least 20% of the combined voting power of all classes of stock of such entity or at least 20% of the ownership interests in such entity.

 B. "Board" means the Board of Directors of the Corporation.

 C. "Common Stock" means the Corporation's Common Stock, par value $1.00 per share.

 D. "Code" means the Internal Revenue Code of 1986, as amended from time to time, and any successor thereto.

 E. "Committee" means the Committee referred to in Section 2 of the Plan.

 F. "Corporation" means Genesco Inc., a corporation organized under the laws of the State of Tennessee or any successor corporation.

 G. "Disability" means disability as determined under the Corporation's long-term disability insurance plan, as it may be amended from time to time.

 H. "Disinterested Person" shall have the meaning set forth in Rule 16b-3(c)(2)(i) as promulgated by the Securities and Exchange Commission ("Commission") under the Securities Exchange Act of 1934, as amended, or any successor definition adopted by the Commission.

 I. "Early Retirement" means retirement, for purposes of this Plan with the express consent of the Corporation at or before the time of such retirement, from active employment with the Corporation and any Subsidiary or Affiliate prior to age 65, in accordance with any applicable early retirement policy of the Corporation then in effect or as may be approved by the Committee.

 J. "Exchange Act" means the Securities Exchange Act of 1934, as amended from time to time, and any successor thereto.

 K. "Fair Market Value" means with respect to the Stock, as of any given date or dates, unless otherwise determined by the Committee in good faith, the reported closing price of a share of such class of Stock on the New York Stock Exchange ("NYSE") or such other exchange or market as is the principal trading market for such class of Stock, or, if no such sale of a share of such class of Stock is reported on the NYSE or other exchange or principal trading market on such date, the fair market value of a share of such class of Stock as determined by the Committee in good faith.

 L. "Incentive Stock Option" means any Stock Option intended to be and designated as an "Incentive Stock Option" within the meaning of Section 422 of the Code.

 M. "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

 N. "Normal Retirement" means retirement from active employment with the Corporation and any Subsidiary or Affiliate on or after age 65.

O. "Other Stock-Based Award" means an award under Section 8 below that is valued in whole or in part by reference to, or is otherwise based on, Stock.

 P. "Outside Director" means a member of the Board who is not an officer or employee of the Corporation or any Subsidiary or Affiliate of the Corporation.

 Q. "Outside Director Restricted Stock" shall have the meaning provided in
    Section 9.

 R. "Plan" means this Genesco Inc. 1996 Stock Incentive Plan, as amended from time to time.

 S. "Restricted Stock" means an award of shares of Stock that is subject to restrictions under Section 7 below.

 T. "Restriction Period" shall have the meaning provided in Section 7.

 U. "Retirement" means Normal or Early Retirement.

 V. "Stock" means the Common Stock.

W. "Stock Appreciation Right" means the right pursuant to an award granted under
   Section 6 below to surrender to the Corporation all (or a portion) of a Stock Option in exchange for an amount equal to the difference between (i) the Fair Market Value, as of the date such Stock Option (or such portion thereof) is surrendered, of the shares of Stock covered by such Stock Option (or such portion thereof), subject, where applicable, to the pricing provisions in
   Section 6(b)(ii), and (ii) the aggregate exercise price of such Stock Option (or such portion thereof).

 X. "Stock Option" or "Option" means any option to purchase shares of Stock (including Restricted Stock, if the Committee so determines) granted pursuant to Section 5 below.

 Y. "Subsidiary" means any corporation (other than the Corporation) in an unbroken chain of corporations beginning with the Corporation if each of the corporations (other than the last corporation in the unbroken chain) owns stock possessing 50% or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

In addition, the terms "Change in Control," "Potential Change in Control" and "Change in Control Price" shall have the meanings set forth, respectively in Sections 10(b), (c) and (d) below and the term "Cause" shall have the meaning set forth in Section 5(j) below.

SECTION 2. ADMINISTRATION.

The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board. The functions of the Committee specified in the Plan may be exercised by an existing Committee of the Board composed exclusively of Disinterested Persons. The initial Committee shall be the Compensation Committee of the Board.

The Committee shall have authority to grant, pursuant to the terms of the Plan, to officers, other key employees and consultants eligible under Section 4: (i) Stock Options, (ii) Stock Appreciation Rights, (iii) Restricted Stock, and/or
(iv) Other Stock-Based Awards.

In particular, the Committee shall have the authority, consistent with the terms of the Plan:

      (a) to select the officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates to whom Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards may from time to time be granted hereunder;

      (b) to determine whether and to what extent Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, and/or Other Stock-Based Awards, or any combination thereof, are to be granted hereunder to one or more eligible employees;

      (c) to determine the number of shares to be covered by each such award granted hereunder;

      (d) to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted hereunder (including, but not limited to, the share price and any restriction or limitation, or any vesting acceleration or waiver of forfeiture restrictions regarding any Stock Option or other award and/or the shares of Stock relating thereto, based in each case on such factors as the Committee shall determine, in its sole discretion); and to amend or waive any such terms and conditions to the extent permitted by Section 11 hereof;

      (e) to determine whether and under what circumstances a Stock Option may be settled in cash or Restricted Stock under Section 5(m) instead of Stock;

      (f) to determine whether, to what extent and under what circumstances Option grants and/or other awards under the Plan are to be made, and operate, on a tandem basis vis-a-vis other awards under the Plan and/or cash awards made outside of the Plan;

      (g) to determine whether, to what extent and under what circumstances Stock and other amounts payable with respect to an award under this Plan shall be deferred either automatically or at the election of the participant (including providing for and determining the amount and

      (h) to determine whether to require payment withholding requirements in shares of Stock.

The Committee shall have the authority to adopt, alter and repeal such rules, guidelines and practices governing the Plan as it shall, from time to time, deem advisable; to interpret the terms and provisions of the Plan and any award issued under the Plan (and any agreements relating thereto); and to otherwise supervise the administration of the Plan.

All decisions made by the Committee pursuant to the provisions of the Plan shall be made in the Committee's sole discretion and shall be final and binding on all persons, including the Corporation and Plan participants.

Notwithstanding the foregoing, the Committee shall have no authority to determine the terms or conditions of awards to Outside Directors, which shall be governed solely by Section 9 hereof.

SECTION 3. SHARES OF STOCK SUBJECT TO PLAN.

The aggregate number of shares of Stock reserved and available for distribution under the Plan shall not exceed 1,200,000 shares, which includes 100,000 shares reserved for issuance pursuant to Section 9 hereof. Such shares of Common Stock may consist, in whole or in part, of authorized and unissued shares or of issued shares purchased and held by the Corporation.

If any shares of Stock that have been optioned cease to be subject to a Stock Option, or if any shares of Stock that are subject to any Restricted Stock or Other Stock-Based Award granted hereunder are forfeited prior to the payment of any dividends, if applicable, with respect to such shares of Stock, or any such award otherwise terminates without a payment being made to the participant in the form of Stock, such shares shall again be available for distribution in connection with future awards under the Plan.

In the event of any merger, reorganization, consolidation, recapitalization, extraordinary cash dividend, Stock dividend, Stock split or other change in corporate structure affecting the Stock, an appropriate substitution or adjustment shall be made in the aggregate number of shares reserved for issuance under the Plan, in the number and option price of shares subject to outstanding Options granted under the Plan, and in the number of shares subject to other outstanding awards granted under the Plan as may be determined to be appropriate by the Committee, in its sole discretion, provided that the number of shares subject to any award shall always be a whole number. Such adjusted option price shall also be used to determine the amount payable by the Corporation upon the exercise of any Stock Appreciation Right associated with any Stock Option. The maximum number of shares that may be awarded to any participant under Section 4 of this Plan will be adjusted in the same manner as the number of shares subject to outstanding Options.

SECTION 4. ELIGIBILITY.

Officers and other key employees of and consultants to the Corporation and its Subsidiaries and Affiliates (but excluding members of the Committee and any person who serves only as a director, except as otherwise provided in Section 9) who are responsible for or contribute to the management, growth and/or profitability of the business of the Corporation and/or its Subsidiaries and Affiliates are eligible to be granted awards under the Plan. No individual employee, officer or consultant shall receive aggregate awards hereunder amounting to more than 500,000 shares, subject to adjustment as provided in
Section 3.

SECTION 5. STOCK OPTIONS.

Stock Options may be granted alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside of the Plan. Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

Stock Options granted under the Plan may be of two types: (i) Incentive Stock Options and (ii) Non-Qualified Stock Options. Incentive Stock Options may be granted only to individuals who are employees of the Corporation or any Subsidiary of the Corporation.

The Committee shall have the authority to grant to any optionee Incentive Stock Options, Non-Qualified Stock Options, or both types of Stock Options (in each case with or without Stock Appreciation Rights).

Options granted to officers, key employees and consultants under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

      (a) OPTION PRICE. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but shall be not less than 100% (or, in the case of any employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or of any of its Subsidiaries, not less than 110%) of the Fair Market Value of the Stock at grant, in the case of Incentive Stock Options, and not less than 50% of the Fair Market Value of the Stock at grant, in the case of Non-Qualified Stock Options.

      (b) OPTION TERM. The term of each Stock Option shall be fixed by the Committee, but no Incentive Stock Option shall be exercisable more than ten years (or, in the case of an employee who owns stock possessing more than 10% of the total combined voting power of all classes of stock of the Corporation or any of its Subsidiaries or parent corporations, more than five years) after the date the Option is granted.

      (c) EXERCISABILITY. Stock Options shall be exercisable at such time or times and subject to such terms and conditions as shall be determined by the Committee at or after grant; provided, however, that except as provided in Section 5(g) and (h) and Section 10, unless otherwise determined by the Committee at or after grant, no Stock Option shall be exercisable prior to the first anniversary date of the granting of the Option. The Committee may provide that a Stock Option shall vest over a period of future service at a rate specified at the time of grant, or that the Stock Option is exercisable only in installments. If the Committee provides, in its sole discretion, that any Stock Option is exercisable only in installments, the Committee may waive such installment exercise provisions at any time at or after grant in whole or in part, based on such factors as the Committee shall determine, in its sole discretion. The Committee may establish performance conditions or other conditions to the exercisability of any Stock Options, as determined by the Committee in its sole discretion, which conditions may be waived by the Committee in its sole discretion.

      (d) METHOD OF EXERCISE. Subject to whatever installment exercise restrictions apply under Section 5(c), Stock Options may be exercised in whole or in part at any time during the option period, by giving written notice of exercise to the Corporation specifying the number of shares to be purchased.

          Such notice shall be accompanied by payment in full of the purchase price, either by check, note or such other instrument as the Committee may accept. As determined by the Committee, in its sole discretion, at or (except in the case of an Incentive Stock Option) after grant, payment in full or in part may also be made in the form of unrestricted Stock already owned by the optionee or, in the case of the exercise of a Non-Qualified Stock Option or Restricted Stock, subject to an award hereunder (valued at the Fair Market Value of the Stock on the date the option is exercised, as determined by the Committee). If payment of the exercise price is made in part or in full with Stock, the Committee may award to the employee a new Stock Option to replace the Stock which was surrendered.

          If payment of the option exercise price of a Non-Qualified Stock Option is made in whole or in part in the form of Restricted Stock, such Restricted Stock (and any replacement shares relating thereto) shall remain (or be) restricted in accordance with the original terms of the Restricted Stock award in question, and any additional Stock received upon the exercise shall be subject to the same forfeiture restrictions, unless otherwise determined by the Committee, in its sole discretion, at or after grant.

          No shares of Stock shall be issued until full payment therefor has been made. An optionee shall generally have the rights to dividends or other rights of a stockholder with respect to shares subject to the Option when the optionee has given written notice of exercise, has paid in full for such shares, and, if requested, has given the representation described in Section 13(a).

      (e) NON-TRANSFERABILITY OF OPTIONS. No Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

      (f) BONUS FOR TAXES. In the case of a Non-Qualified Stock Option, the Committee in its discretion may award at the time of grant or thereafter the right to receive upon exercise of such Stock Option a cash bonus calculated to pay part or all of the federal and state, if any, income tax incurred by the optionee upon such exercise.

      (g) TERMINATION BY DEATH. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of death, any Stock Option held by such optionee may thereafter be exercised, to the extent such option was exercisable at the time of death or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee) by the legal representative of the estate or by the legatee of the optionee under the will of the optionee, for a period of one year (or such other period as the Committee may specify at or after grant) from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is the shorter.

      (h) TERMINATION BY REASON OF DISABILITY. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or

          (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Disability, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of termination or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or until the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) one year from the date of termination of employment or until the expiration of the stated term of such Stock Option, whichever period is shorter, in the case of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Disability, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of any period that would apply if such Stock Option were a Non-Qualified Stock Option, such Stock Option will thereafter be treated as a Non-Qualified Stock Option.

      (i) TERMINATION BY REASON OF RETIREMENT. Subject to Section 5(k), if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate terminates by reason of Normal or Early Retirement, any Stock Option held by such optionee may thereafter be exercised by the optionee, to the extent it was exercisable at the time of such Retirement or (except in the case of an Incentive Stock Option) on such accelerated basis as the Committee may determine at or after grant (or, except in the case of an Incentive Stock Option, as may be determined in accordance with procedures established by the Committee), for a period of (i) three years (or such other period as the Committee may specify at or after grant) from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the case of a Non-Qualified Stock Option and (ii) three months from the date of such termination of employment or the expiration of the stated term of such Stock Option, whichever period is the shorter, in the event of an Incentive Stock Option; provided however, that, if the optionee dies within the period specified in (i) above (or other such period as the Committee shall specify at or after grant), any unexercised Non-Qualified Stock Option held by such optionee shall thereafter be exercisable to the extent to which it was exercisable at the time of death for a period of twelve months from the date of such death or until the expiration of the stated term of such Stock Option, whichever period is shorter. In the event of termination of employment by reason of Retirement, if an Incentive Stock Option is exercised after the expiration of the exercise period applicable to Incentive Stock Options, but before the expiration of the period that would apply if such Stock Option were a Non-Qualified Stock Option, the option will thereafter be treated as a Non-Qualified Stock Option.

      (j) OTHER TERMINATION. Subject to Section 5(k), unless otherwise determined by the Committee (or pursuant to procedures established by the Committee) at or (except in the case of an Incentive Stock Option) after grant, if an optionee's employment by the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate is involuntarily terminated for any reason other than death, Disability or Normal or Early Retirement, the Stock Option shall thereupon terminate, except that such Stock Option may be exercised, to the extent otherwise then exercisable, for the lesser of three months or the balance of such Stock Option's term if the involuntary termination is without Cause. For purposes of this Plan, "Cause" means
          (i) a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or (ii) a participant's willful misconduct or dishonesty, which is directly and materially harmful to the business or reputation of the Corporation or any Subsidiary or Affiliate. If an optionee voluntarily terminates employment with the Corporation and any Subsidiary or (except in the case of an Incentive Stock Option) Affiliate (except for Disability, Normal or Early Retirement), the Stock Option shall thereupon terminate; provided, however, that the Committee at grant or (except in the case of an Incentive Stock Option) thereafter may extend the exercise period in this situation for the lesser of three months or the balance of such Stock Option's term.

      (k) INCENTIVE STOCK OPTIONS. Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted under the Plan be so exercised, so as to disqualify the Plan under Section 422 of the Code, or, without the consent of the optionee(s) affected, to disqualify any Incentive Stock Option under such Section 422.

          No Incentive Stock Option shall be granted to any participant under the Plan if such grant would cause the aggregate Fair Market Value (as of the date the Incentive Stock Option is granted) of the Stock with respect to which all Incentive Stock Options issued after December 31, 1986 are exercisable for the first time by such participant during any calendar year (under all such plans of the Company and any Subsidiary) to exceed $100,000.

          To the extent permitted under Section 422 of the Code or the applicable regulations thereunder or any applicable Internal Revenue Service pronouncement:

         (i) if (x) a participant's employment is terminated by reason of death, Disability or Retirement and (y) the portion of any Incentive Stock Option that is otherwise exercisable during the post-termination period specified under Section 5(g), (h) or (i), applied without regard to the $100,000 limitation contained in Section 422(d) of the Code, is greater than the portion of such Option that is immediately exercisable as an "Incentive Stock Option" during such post-termination period under Section 422, such excess shall be treated as a Non-Qualified Stock Option; and

        (ii) if the exercise of an Incentive Stock Option is accelerated by reason of a Change in Control, any portion of such Option that is not exercisable as an Incentive Stock Option by reason of the $100,000 limitation contained in Section 422(d) of the Code shall be treated as a Non-Qualified Stock Option.

      (l) BUYOUT PROVISIONS. The Committee may at any time offer to buy out for a payment in cash, Stock or Restricted Stock an Option previously granted, based on such terms and conditions as the Committee shall establish and communicate to the optionee at the time that such offer is made.

     (m) SETTLEMENT PROVISIONS. If the option agreement so provides at grant or (except in the case of an Incentive Stock Option) is amended after grant and prior to exercise to so provide (with the optionee's consent), the Committee may require that all or part of the shares to be issued with respect to the spread value of an exercised Option take the form of Restricted Stock, which shall be valued on the date of exercise on the basis of the Fair Market Value (as determined by the Committee) of such Restricted Stock determined without regards to the forfeiture restrictions involved.

      (n) PERFORMANCE AND OTHER CONDITIONS. The Committee may condition the exercise of any Option upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the option agreement, any such conditional Option shall vest immediately prior to its expiration if the conditions to exercise have not theretofore been satisfied. The shares of Common Stock acquired pursuant to any conditional Option shall not be transferable by an Optionee subject to Section 16(a) of the Exchange Act within six months of the date such Option first becomes exercisable.

SECTION 6. STOCK APPRECIATION RIGHTS.

 (a) GRANT AND EXERCISE. Stock Appreciation Rights may be granted in conjunction with all or part of any Stock Option granted under the Plan. In the case of a Non-Qualified Stock Option, such rights may be granted either at or after the time of the grant of such Stock Option. In the case of an Incentive Stock Option, such rights may be granted only at the time of the grant of such Stock Option.

     A Stock Appreciation Right or applicable portion thereof granted with respect to a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, subject to such provisions as the Committee may specify at grant where a Stock Appreciation Right is granted with respect to less than the full number of shares covered by a related Stock Option.

     A Stock Appreciation Right may be exercised by an optionee, subject to
     Section 6(b), in accordance with the procedures established by the Committee for such purpose. Upon such exercise, the optionee shall be entitled to receive an amount determined in the manner prescribed in
     Section 6(b). Stock Options relating to exercised Stock Appreciation Rights shall no longer be exercisable to the extent that the related Stock Appreciation Rights have been exercised.

 (b) TERMS AND CONDITIONS. Stock Appreciation Rights shall be subject to such terms and conditions, not inconsistent with the provisions of the Plan, as shall be determined from time to time by the Committee, including the following:

      (i) Stock Appreciation Rights shall be exercisable only at such time or times and to the extent that the Stock Options to which they relate shall be exercisable in accordance with the provisions of Section 5 and this Section 6 of the Plan; provided, however, that any Stock Appreciation Right granted to an optionee subject to Section 16(a) of the Exchange Act subsequent to the grant of the related Stock Option shall not be exercisable during the first six months of its term. The exercise of Stock Appreciation Rights held by optionees who are subject to Section 16(a) of the Exchange Act shall comply with Rule 16b-3(e) thereunder, to the extent applicable. In particular, such Stock Appreciation Rights shall be exercisable only pursuant to an irrevocable election made at least six months prior to the date of exercise or within the applicable ten business day "window" periods specified in Rule 16b-3(e)(3).

      (ii) Upon the exercise of a Stock Appreciation Right, an optionee shall be entitled to receive an amount in cash and/or shares of Stock equal in value to the excess of the Fair Market Value of one share of Stock over the option price per share specified in the related Stock Option multiplied by the number of shares in respect of which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment. When payment is to be made in shares, the number of shares to be paid shall be calculated on the basis of the Fair Market Value of the shares on the date of exercise. When payment is to be made in cash, such amount shall be calculated on the basis of the average of the highest and lowest quoted selling price, regular way, of the Stock on the New York Stock Exchange or such other exchange or market as is the principal trading market for the Stock, or, if no such sale of Stock is reported on such date, the fair market value of the Stock as determined by the Committee in good faith.

      (iii) Stock Appreciation Rights shall be transferable only when and to the extent that the underlying Stock Option would be transferable under
            Section 5(e) of the Plan.

     (iv) Upon the exercise of a Stock Appreciation Right, the Stock Option or part thereof to which such Stock Appreciation Right is related shall be deemed to have been exercised for the purpose of the limitation set forth in Section 3 of the Plan on the number of shares of Stock to be issued under the Plan.

      (v) The Committee, in its sole discretion, may also provide that, in the event of a Change in Control and/or a Potential Change in Control, the amount to be paid upon the exercise of a Stock Appreciation Right shall be based on the Change in Control Price, subject to such terms and conditions as the Committee may specify at grant.

     (vi) The Committee may condition the exercise of any Stock Appreciation Right upon the attainment of specified performance goals or other factors as the Committee may determine, in its sole discretion. Unless specifically provided in the applicable award agreement, any such conditional Stock Appreciation Right held by a grantee subject to
          Section 16(a) of the Exchange Act shall not be exercisable until the expiration of six months following the satisfaction of the condition giving rise to such Stock Appreciation Right.

SECTION 7. RESTRICTED STOCK.

 (a) ADMINISTRATION. Shares of Restricted Stock may be issued either alone, in addition to or in tandem with other awards granted under the Plan and/or cash awards made outside the Plan. The Committee shall determine the eligible persons to whom, and the time or times at which, grants of Restricted Stock will be made, the number of shares of Restricted Stock to be awarded to any person, the price (if any) to be paid by the recipient of Restricted Stock (subject to Section 7(b)), the time or times within which such awards may be subject to forfeiture, and the other terms, restrictions and conditions of the awards in addition to those set forth in Section 7(c).

     The Committee may condition the grant of Restricted Stock upon the attainment of specified performance goals or such other factors as the Committee may determine, in its sole discretion.

     The provisions of Restricted Stock awards need not be the same with respect to each recipient.

 (b) AWARDS AND CERTIFICATES. The prospective recipient of a Restricted Stock award shall not have any rights with respect to such award, unless and until such recipient has executed an agreement evidencing the award and has delivered a fully executed copy thereof to the Corporation, and has otherwise complied with the applicable terms and conditions of such award.

      (i) The purchase price for shares of Restricted Stock shall be established by the Committee and may be zero.

      (ii) Awards of Restricted Stock must be accepted within a period of 60 days (or such shorter period as the Committee may specify at grant) after the award date, by executing a Restricted Stock Award Agreement and paying whatever price (if any) is required under Section 7(b)(i).

      (iii) Each participant receiving a Restricted Stock award shall be issued a stock certificate in respect of such shares of Restricted Stock. Such certificate shall be registered in the name of such participant, and shall bear an appropriate legend referring to the terms, conditions, and restrictions applicable to such award.

     (iv) The Committee shall require that the stock certificates evidencing such shares be held in custody by the Corporation until the restrictions thereon shall have lapsed, and that, as a condition of any Restricted Stock award, the participant shall have delivered a stock power, endorsed in blank, relating to the Stock covered by such award.

 (c) RESTRICTIONS AND CONDITIONS. The shares of Restricted Stock awarded pursuant to this Section 7 shall be subject to the following restrictions and conditions:

      (i) In accordance with the provisions of this Plan and the award agreement, during a period set by the Committee commencing with the date of such award (the "Restriction Period"), the participant shall not be permitted to sell, transfer, pledge, assign or otherwise encumber shares of Restricted Stock awarded under the Plan. Within these limits, the Committee, in its sole discretion, may provide for the lapse of such restrictions in installments and may accelerate or waive such restrictions in whole or in part, based on service, performance and/or such other factors or criteria as the Committee may determine, in its sole discretion.

      (ii) Except as provided in this paragraph (ii) and Section 7(c)(i), the participant shall have, with respect to the shares of Restricted Stock, all of the rights of a stockholder of the Corporation, including the right to vote the shares, and the right to receive any cash dividends. The Committee, in its sole discretion, as determined at the time of award, may permit or require the payment of cash dividends to be deferred and, if the Committee so determines, reinvested, subject to Section 14(e), in additional Restricted Stock to the extent shares are available under Section 3, or otherwise reinvested. Pursuant to Section 3 above, Stock dividends issued with respect to Restricted Stock shall be treated as additional shares of Restricted Stock that are subject to the same restrictions and other terms and conditions that apply to the shares with respect to which such dividends are issued. If the Committee so determines, the award agreement may also impose restrictions on the right to vote and the right to receive dividends.

      (iii) Subject to the applicable provisions of the award agreement and this
            Section 7, upon termination of a participant's employment with the Corporation and any Subsidiary or Affiliate for any reason during the Restriction Period, all shares still subject to restriction will vest, or be forfeited, in accordance with the terms and conditions established by the Committee at or after grant.

     (iv) If and when the Restriction Period expires without a prior forfeiture of the Restricted Stock subject to such Restriction Period, certificates for an appropriate number of unrestricted shares shall be delivered to the participant promptly.

 (d) MINIMUM VALUE PROVISIONS. In order to better ensure that award payments actually reflect the performance of the Corporation and service of the participant, the Committee may provide, in its sole discretion, for a tandem performance-based or other award designed to guarantee a minimum value, payable in cash or Stock to the recipient of a restricted stock award, subject to such performance, future service, deferral and other terms and conditions as may be specified by the Committee.

SECTION 8. OTHER STOCK-BASED AWARDS.

 (a) ADMINISTRATION. Other Stock-Based Awards, including, without limitation, performance shares, convertible preferred stock, convertible debentures, exchangeable securities and Stock awards or options valued by reference to earnings per share or Subsidiary performance, may be granted either alone or in addition to or in tandem with Stock Options, Stock Appreciation Rights or Restricted Stock granted under the Plan and/or cash awards made outside of the Plan; provided that no such Other Stock-Based Awards may be granted in tandem with Incentive Stock Options if that would cause such Stock Options not to qualify as Incentive Stock Options pursuant to Section 422 of the Code.

     Subject to the provisions of the Plan, the Committee shall have authority to determine the persons to whom and the time or times at which such awards shall be made, the number of shares of Stock to be awarded pursuant to such awards, and all other conditions of the awards. The Committee may also provide for the grant of Stock upon the completion of a specified performance period.

     The provisions of Other Stock-Based Awards need not be the same with respect to each recipient.

 (b) TERMS AND CONDITIONS. Other Stock-Based Awards made pursuant to this
     Section 8 shall be subject to the following terms and conditions:

      (i) Shares subject to awards under this Section 8 and the award agreement referred to in Section 8(b)(v) below, may not be sold, assigned, transferred, pledged or otherwise encumbered prior to the date on which the shares are issued, or, if later, the date on which any applicable restriction, performance or deferral period lapses.

      (ii) Subject to the provisions of this Plan and the award agreement and unless otherwise determined by the Committee at grant, the recipient of an award under this Section 8 shall be entitled to receive, currently or on a deferred basis, interest or dividends or interest or dividend equivalents with respect to the number of shares covered by the award, as determined at the time of the award by the Committee, in its sole discretion, and the Committee may provide that such amounts (if any) shall be deemed to have been reinvested in additional Stock or otherwise reinvested.

      (iii) Any award under Section 8 and any Stock covered by any such award shall vest or be forfeited to the extent so provided in the award agreement, as determined by the Committee, in its sole discretion.

     (iv) In the event of the participant's Retirement, Disability or death, or in cases of special circumstances, the Committee may, in its sole discretion, waive in whole or in part any or all of the remaining limitations imposed hereunder (if any) with respect to any or all of an award under this Section 8.

      (v) Each award under this Section 8 shall be confirmed by, and subject to the terms of, an agreement or other instrument by the Corporation and the participant.

     (vi) Stock (including securities convertible into Stock) issued on a bonus basis under this Section 8 may be issued for no cash consideration. Stock (including securities convertible into Stock) purchased pursuant to a purchase right awarded under this Section 8 shall be priced at least 85% of the Fair Market Value of the Stock on the date of grant.

SECTION 9. AWARDS TO OUTSIDE DIRECTORS.

 (a) The provisions of this Section 9 shall apply only to awards to Outside Directors in accordance with this Section 9. The Committee shall have no authority to determine the timing, terms or conditions of any award under this Section 9.

 (b) On the date of the Annual Meeting of Shareholders at which an Outside Director is elected as an Outside Director for the first time, such Outside Director will receive and on the date of every third Annual Meeting of Shareholders of the Corporation, commencing with the 1997 Annual Meeting of Shareholders, each Outside Director will receive an automatic grant of restricted stock pursuant to this Section 9 (the "Outside Directors Restricted Stock") in a number of shares of stock which will be determined by dividing:

      (i) $15,000 by

      (ii) the average of the daily closing prices of the Stock for the first five (5) trading days of the month in which the Annual Meeting is held (as reported in THE WALL STREET JOURNAL), rounding up or down any fractional share of Stock to the nearest whole share.

 (c) The Outside Director Restricted Stock shall vest as follows:

      (i) At the first Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the grantee is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-third of the shares of the Outside Director Restricted Stock;

      (ii) At the second Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to one-half of the remaining shares of the Outside Director Restricted Stock; and

     (iii) At the third Annual Meeting of Shareholders following the Annual Meeting at which the Outside Director Restricted Stock was granted, if the director is still serving as a director of the Corporation, the Outside Director Restricted Stock shall vest with respect to the remaining shares of Outside Director Restricted Stock.

 (d) By written notice to the Secretary of the Corporation given at least six months prior to the end of a fiscal year, an Outside Director may elect irrevocably to receive all or a specified portion of his annual retainers for board membership and any committee chairmanship for the following fiscal year in a number of shares of restricted stock (the "Retainer Stock") determined by dividing the total amount of retainer specified in the election by 75% of the average of the daily closing prices of the Stock on the New York Stock Exchange (as reported in THE WALL STREET JOURNAL) for the last five trading days of the fiscal year in which the election was made. Shares of the Retainer Stock shall be granted as of the first business day of the fiscal year as to which the election is effective, subject to forfeiture to the extent not earned upon the Outside Director's ceasing to serve as a director or committee chairman during such fiscal year.

 (e) Until the earlier of (i) five years from the date of grant and (ii) the date on which the Outside Director ceases to serve as a director of the Corporation (the "Outside Director Period of Restriction"), no Outside Director Restricted Stock or Retainer Stock may be sold, transferred, pledged, assigned, or otherwise alienated or hypothecated, otherwise than by will or by the laws of descent and distribution.

     Each certificate representing Outside Director Restricted Stock and Retainer Stock granted pursuant to this Section 9 shall bear the following legend:

       "The sale or other transfer of the shares represented by this certificate, whether voluntary, involuntary, or by operation of law, is subject to certain restrictions on transfer set forth in the Genesco Inc. 1996 Stock Incentive Plan (the "Plan"), and rules of administration adopted pursuant to such Plan. A copy of the Plan and the rules of such Plan may be obtained from the Secretary of Genesco Inc."

Once the Outside Director Period of Restriction has lapsed, the grantee shall be entitled to have the legend required by this Section 9 removed from such stock certificate(s); provided however, that such certificate shall be subject to any legend required by applicable state or federal law.

 (f) From the date on which the Outside Director Restricted Stock and Retainer Stock is granted, grantees awarded such Stock may exercise full voting rights with respect to the Outside Director Restricted Stock and Retainer Stock.

 (g) Grantees holding Outside Director Restricted Stock or Retainer Stock that has vested in accordance with Section 9(c) or (d) hereof shall be entitled to receive all dividends and other distributions paid with respect to such shares of Stock while they are so held. If any such dividends, or distributions are paid in Stock, such shares of Stock shall be subject to the same restrictions on transferability as the shares of Outside Director Restricted Stock or Retainer Stock with respect to which they were paid.

 (h) All restrictions imposed on the Outside Director Restricted Stock shall expire automatically upon a Change in Control, but the Outside Director Restricted Stock shall not otherwise be subject to Section 10 hereof.

 (i) All shares of Outside Director Restricted Stock and Retainer Stock which have not vested in accordance with Section 9(c) or (d) hereof at the time of a grantee's resignation, removal or failure to be elected as a member of the Board of Directors shall be forfeited and such forfeited shares shall again be available for award hereunder.

 (j) The Board may not amend or alter this Section 9, except as provided in
     Section 11, without the approval of the holders of a majority of the issued and outstanding shares of Common Stock, and in no event shall this Section 9 be amended more than once every six months, other than to comply with changes in the Code or the Employee Retirement Income Security Act of 1974, as amended, or the regulations thereunder.

SECTION 10. CHANGE IN CONTROL PROVISIONS.

 (a) IMPACT OF EVENT. In the event of:

     (1) a "Change in Control" as defined in Section 10(b) or

     (2) a "Potential Change in Control" as defined in Section 10(c), but only if and to the extent so determined by the Committee or the Board at or after grant (subject to any right of approval expressly reserved by the Committee or the Board at the time of such determination), the following acceleration and valuation provisions shall apply if so determined by the Board in its sole discretion:

      (i) Any Stock Appreciation Rights (including, without limitation, any Limited Stock Appreciation Rights) outstanding for at least six months and any Stock Option awarded under the Plan not previously exercisable and vested shall become fully exercisable and vested.

      (ii) The restrictions applicable to any Restricted Stock and Other Stock-Based Awards, in each case to the extent not already vested under the

           Plan, shall lapse and such shares and awards shall be deemed fully vested.

      (iii) Except as otherwise provided in Section 10(a)(iv) below, the value of all outstanding Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards, in each case to the extent vested, shall, unless otherwise determined by the Committee in its sole discretion at or (except in the case of an Incentive Stock Option) after grant but prior to any Change in Control, be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date such Change in Control or such Potential Change in Control is determined to have occurred or such other date as the Committee may determine prior to the Change in Control.

     (iv) In the case of any Stock Options, Stock Appreciation Rights, Restricted Stock and Other Stock-Based Awards held by any person subject to Section 16(a) of the Exchange Act, the value of all such Stock Options, Stock Appreciation Rights, Restricted Stock or Other Stock-Based Awards, in each case to the extent that they are vested and have been held for at least six months, shall (unless otherwise determined by the Committee in its sole discretion) be cashed out on the basis of the "Change in Control Price" as defined in Section 10(d) as of the date of such Change in Control or such Potential Change in Control is determined to have occurred, but only if the Change in Control or Potential Change in Control is outside the control of the grantee for purposes of Rule 16b-3(e)(3) under the Exchange Act, or any successor provision promulgated by the Securities and Exchange Commission.

 (b) DEFINITION OF CHANGE IN CONTROL. For purposes of Section 10(a), a "Change in Control" means the happening of any of the following:

      (i) any person or entity, including a "group" as defined in Section 13(d)(3) of the Exchange Act, other than the Corporation or a wholly-owned subsidiary thereof or any employee benefit plan of the Corporation or any of its Subsidiaries, becomes the beneficial owner of the Corporation's securities having 25% or more of the combined voting power of the then outstanding securities of the Corporation that may be cast for the election of directors of the Corporation (other than as a result of an issuance of securities initiated by the Corporation in the ordinary course of business); or

      (ii) as the result of, or in connection with, any cash tender or exchange offer, merger or other business combination, sales of assets or contested election, or any combination of the foregoing transactions, less than a majority of the combined voting power of the then outstanding securities of the Corporation or any successor corporation or entity entitled to vote generally in the election of the directors of the Corporation or such other corporation or entity after such transaction are held in the aggregate by the holders of the Corporation's securities entitled to vote generally in the election of directors of the Corporation immediately prior to such transaction; or

     (iii) during any period of two consecutive years, individuals who at the beginning of any such period constitute the Board cease for any reason to constitute at least a majority thereof, unless the election, or the nomination for election by the Corporation's stockholders, of each director of the Corporation first elected during such period was approved by a vote of at least two-thirds of the directors of the Corporation then still in office who were directors of the Corporation at the beginning of any such period.

 (c) DEFINITION OF POTENTIAL CHANGE IN CONTROL. For purposes of Section 10(a), a "Potential Change in Control" means the happening of any one of the following:

      (i) The approval by stockholders of an agreement by the Corporation, the consummation of which would result in a Change in Control of the Corporation as defined in Section 10(b); or

     (ii) The acquisition of beneficial ownership, directly or indirectly, by any entity, person or group (other than the Corporation or a Subsidiary or any Corporation employee benefit plan (including any trustee of such plan acting as such trustee)) of securities of the Corporation representing 5% or more of the combined voting power of the Corporation's outstanding securities and the adoption by the Committee of a resolution to the effect that a Potential Change in Control of the Corporation has occurred for purposes of this Plan.

 (d) CHANGE IN CONTROL PRICE. For purposes of this Section 10, "Change in Control Price" means the highest price per share paid in any transaction reported on the New York Stock Exchange or such other exchange or market as is the principal trading market for the Stock, or paid or offered in any bona fide transaction related to a Potential or actual Change in Control of the Corporation at any time during the 60 day period immediately preceding the occurrence of the Change in Control (or, where applicable, the occurrence of the Potential Change in Control event), in each case as determined by the Committee except that, in the case of Incentive Stock Options and Stock Appreciation Rights relating to Incentive Stock Options, such price shall be based only on transactions reported for the date on which the optionee exercises such Stock Appreciation Rights or, where applicable, the date on which a cash out occurs under Section 10(a)(iii).

SECTION 11. AMENDMENTS AND TERMINATION.

The Board may amend, alter, or discontinue the Plan, but no amendment, alteration, or discontinuation shall be made which would impair the rights of an optionee or participant under a Stock Option, Stock Appreciation Right, Restricted Stock, Other Stock-Based Award or Outside Director Restricted Stock theretofore granted, without the optionee's or participant's consent or which, without the approval of the Corporation's stockholders, would:

      (a) except as expressly provided in this Plan, increase the total number of shares reserved for the purpose of the Plan;

      (b) materially increase the benefits accruing to participants under the Plan; or

      (c) materially modify the requirements as to eligibility for participation in the Plan.

The Committee may amend the terms of any Stock Option or other award theretofore granted, prospectively or retroactively, but, subject to Section 3 above, no such amendment shall impair the rights of any holder without the holder's consent. The Committee may also substitute new Stock Options for previously granted Stock Options (on a one for one or other basis), including previously granted Stock Options having higher option exercise prices.

Subject to the above provisions, the Board shall have broad authority to amend the Plan to take into account changes in applicable securities and tax laws and accounting rules, as well as other developments.

SECTION 12. UNFUNDED STATUS OF PLAN.

The Plan is intended to constitute an "unfunded" plan for incentive and deferred compensation. With respect to any payments not yet made to a participant or optionee by the Corporation, nothing contained herein shall give any such participant or optionee any rights that are greater than those of a general creditor of the Corporation. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Stock or payments in lieu of or with respect to awards hereunder; provided, however, that, unless the Committee otherwise determines with the consent of the affected participant, the existence of such trusts or other arrangements is consistent with the "unfunded" status of the Plan.

SECTION 13. GENERAL PROVISIONS.

 (a) The Committee may require each person purchasing shares pursuant to a Stock Option or other award under the Plan to represent to and agree with the Corporation in writing that the optionee or participant is acquiring the shares without a view to distribution thereof. The certificates for such shares may include any legend which the Committee deems appropriate to reflect any restrictions on transfer.

All certificates for shares of Stock or other securities delivered under the Plan shall be subject to such stock-transfer orders and other restrictions as the Committee may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Stock is then listed, and any applicable Federal or state securities law, and the Committee may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions.

 (b) Nothing contained in this Plan shall prevent the Board from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases.

 (c) The adoption of the Plan shall not confer upon any employee of the Corporation or any Subsidiary or Affiliate any right to continued employment with the Corporation or a Subsidiary or Affiliate, as the case may be, nor shall it interfere in any way with the right of the Corporation or a Subsidiary or Affiliate to terminate the employment of any of its employees at any time.

 (d) No later than the date as of which an amount first becomes includible in the gross income of the participant for Federal income tax purposes with respect to any award under the Plan, the participant shall pay to the Corporation, or make arrangements satisfactory to the Committee regarding the payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such amount. The Committee may require withholding obligations to be settled with Stock, including Stock that is part of the award that gives rise to the withholding requirement. The obligations of the Corporation under the Plan shall be conditional on such payment or arrangements and the Corporation and its Subsidiaries or Affiliates shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant.

 (e) The actual or deemed reinvestment of dividends or dividend equivalents in additional Restricted Stock (or other types of Plan awards) at the time of any dividend payment shall only be permissible if sufficient shares of Stock are available under Section 3 for such reinvestment (taking into account then outstanding Stock Options and other Plan awards).

 (f) The Plan and all awards made and actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Tennessee.

 (g) The members of the Committee and the Board shall not be liable to any employee or other person with respect to any determination made hereunder in a manner that is not inconsistent with their legal obligations as members of the Board. In addition to such other rights of indemnification as they may have as directors or as members of the Committee, the members of the Committee shall be indemnified by the Corporation against the reasonable expenses, including attorneys' fees actually and necessarily incurred in connection with the defense of any action, suit or proceeding, or in connection with any appeal therein, to which they or any of them may be a party by reason of any action taken or failure to act under or in connection with the Plan or any option granted thereunder, and against all amounts paid by them in settlement thereof (provided such settlement is approved by independent legal counsel selected by the Corporation) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Committee member is liable for negligence or misconduct in the performance of his duties; provided that within 60 days after institution of any such action, suit or proceeding, the Committee member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend the same.

 (h) In addition to any other restrictions on transfer that may be applicable under the terms of this Plan or the applicable award agreement, no Option, Stock Appreciation Right, Restricted Stock award, or Other Stock-Based Award or other right issued under this Plan is transferable by the participant other than by will or the laws of descent and distribution or pursuant to a qualified domestic relations order as defined under the Code or Title I of the Employee Retirement Income Security Act of 1974, as amended. The designation of a beneficiary will not constitute a transfer.

SECTION 14. EFFECTIVE DATE OF PLAN.

The Plan shall be effective as of the date of approval of the Plan by a majority of the votes cast on the question of the Plan's approval by the holders of the Corporation's Stock.

SECTION 15. TERM OF PLAN.

No Stock Option, Stock Appreciation Right, Restricted Stock award, Other Stock-Based Award or Outside Director Restricted Stock award shall be granted pursuant to the Plan on or after the tenth anniversary of the date of adoption by the Plan by the Board, but awards granted prior to such tenth anniversary may be extended beyond that date.

                        TABLE OF CONTENTS

                                      PAGE

Notice.............................     1

Voting Securities..................     3

Election of Directors..............     4

Security Ownership of Officers,
  Directors and Principal
  Shareholders.....................     9

Executive Compensation.............    12

Certain Relationships and Related
  Transactions.....................    24

Approval of Independent
  Accountants......................    24

Approval of 1996 Stock Incentive
  Plan.............................    24

Proposals for the 1997 Annual
  Meeting..........................    32

Appendix A.........................   A-1

                                                                      GENESCO
                                                                 (Genesco logo)
                                                                       NOTICE OF
                                                                  ANNUAL MEETING
                                                                             AND
                                                                 PROXY STATEMENT

                                                                  Annual Meeting
                                                                 of Shareholders

                                                                   June 26, 1996